Exhibit 10.62

TRUIST FINANCIAL CORPORATION NON-QUALIFIED
DEFINED CONTRIBUTION PLAN
(June 1, 2020 Restatement)

TRUIST FINANCIAL CORPORATION.
NON-QUALIFIED DEFINED CONTRIBUTION PLAN
(June 1, 2020 Restatement)

TRUIST FINANCIAL CORPORATION NON-QUALIFIED
DEFINED CONTRIBUTION PLAN
(June 1, 2020 Restatement)

ARTICLE I
ESTABLISHMENT AND PURPOSES OF THE PLAN

1.1.Establishment of Plan. Effective as of January 1, 1997, Southern National Corporation, a multi-banking holding company with principal subsidiaries that included Branch Banking and Trust Company, BB&T of South Carolina, and BB&T of Virginia, (the “Company”) adopted the “Southern National Corporation Non-Qualified Defined Contribution Plan” (the “Plan”). Thereafter in 1997, the Company was renamed BB&T Corporation and, effective as of November 1, 2001, the Plan was renamed the “BB&T Corporation Non- Qualified Defined Contribution Plan” and was further amended and restated. Effective as of January 1, 2009, the Plan was renamed the “BB&T Non-Qualified Defined Contribution Plan” and was amended and restated for compliance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the guidance issued thereunder by the United States Department of Treasury and/or the Internal Revenue Service (collectively, “Section 409A”). Notwithstanding the foregoing, on and after January 1, 2005 through December 31, 2008, the Plan has been operated, to the extent applicable, in good faith compliance with Section 409A. As of the date of execution of this plan document which is effective as of January 1, 2012, the Plan is amended and restated to make certain clarifications in compliance with Section 409A. Moreover, to the extent applicable, the Company intends that the Plan comply with Section 409A and the Plan shall be construed consistently with such intent. Pursuant to the Agreement and Plan of Merger by and between SunTrust Banks, Inc. and BB&T Corporation dated February 7, 2019, SunTrust Banks, Inc. merged with and into BB&T Corporation (the “Company”) effective December 6, 2019 (the “Closing Date”), and the Company became the Truist Financial Corporation. Effective June 1, 2020, the Plan was amended to reflect the merger of the SunTrust Plan (as defined in Appendix F) with and into the Plan. Notwithstanding anything herein to the contrary, SunTrust Accounts, including without limitation accounts maintained with respect to the 401(k) Excess Plan and the Prior Deferred Compensation Plan (as such terms are defined in Appendix F), shall be governed by the terms of Appendix F hereto.
        In addition, Effective August 1, 2020, the Plan was amended to reflect the merger of the BB&T Supplemental Defined Contribution Plan for Highly Compensated Employees (the “Supplemental Plan”), into the Plan. Notwithstanding anything herein to the contrary, Accrued Benefits under the Supplemental Plan as of July 31, 2020 shall be governed by the terms of the Supplemental Plan in effect as of July 31, 2020 and Appendix E4 attached hereto.
1.2.Purpose of Plan. The primary purpose of the Plan is to supplement the benefits payable to certain participants under the tax-qualified Truist Financial Corporation 401(k) Savings Plan to the extent that such benefits are curtailed by the application of certain limits imposed by the Code. The Plan is also intended to provide certain participants in the Company’s executive incentive compensation plans with an effective means of deferring a portion of the payments they are entitled to receive under such plans on a pre-tax basis. All benefits from the Plan shall be payable solely from the general assets of the Company and participating Affiliates. The Plan is comprised of both an “excess benefit plan” within the meaning of Section 3(36) of ERISA and an unfunded plan maintained for the purpose of providing deferred compensation to a “select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. The Plan, therefore, is intended to be exempt from the participation, vesting, funding, and fiduciary requirements of Title I of ERISA.

I.
DEFINITIONS AND CONSTRUCTION

2.1.Defined Terms. Whenever used in this Plan document, the following capitalized terms shall have the meaning set forth below (unless otherwise indicated by the context), rather than any definition set forth in the Savings Plan.
(1)    The term “Account” shall mean the aggregate of the unfunded, separate bookkeeping accounts which are established and maintained with respect to each Participant pursuant to the provisions of Article VII and which may include the following such accounts:
(a)    a Matching Account;
(b)    a Salary Reduction Account;
(c)    a SunTrust Account (as defined in Appendix F).
Separate subaccounts shall be established and maintained with respect to each such separate bookkeeping account which shall include one or more Investment Fund Accounts and which shall be adjusted in the manner provided in Article VII.
(2)    The term “Accrued Benefit” shall mean with respect to each Participant the balance credited to his Account as of the applicable Adjustment Date following adjustment thereof as provided in Article VII.
(3)    The term “Adjustment Date” shall mean each day securities are traded on the New York Stock Exchange, except regularly scheduled holidays of the Company.
(4)    The term “Affiliate” shall mean any employer which, with the Company, would be considered to be a single employer under Sections 414(b) and 414(c) of the Code, using 50%, rather than 80%, as the percentage of ownership required with respect to such Code sections. The status of an entity as an Affiliate relates only to the period of time during which the entity is so affiliated with the Company.
(5)    The term “Beneficiary” shall mean the person, persons, or entity designated or determined pursuant to the provisions of Article XII of the Plan to receive the balance of the Participant’s Account under the Plan, if any, after his death.
(6)    The term “Board” shall mean the Board of Directors of the Company.
(7)    The term “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations issued thereunder.
(8)    The term “Committee” shall mean the Employee Benefits Plan Committee which shall have the powers, duties, and responsibilities set forth in Article VIII.

(9)    The term “Company” shall mean Truist Financial Corporation, a North Carolina corporation with its principal office at Charlotte, North Carolina, or any successor thereto by merger, consolidation, or otherwise.
(10)    The term “Company Discretionary Credits” shall mean the amounts credited to the Participant’s Matching Account by the Committee pursuant to the provisions of Section 3.3.
(11)    The term “Company Matching Credits” shall mean the amounts credited to the Participant’s Matching Account by the Committee pursuant to the provisions of Section 3.2.
(12)    The term “Compensation Committee” shall mean the Compensation and Human Capital Committee of the Board or its delegate; provided, however, that the authority to make any determinations with regard to Employees who are officers subject to Section 16 of the 1934 Act shall at all times be retained by the Compensation Committee.
(13)    The term “Covered Compensation” shall have the same meaning as the definition of “Compensation” under the Savings Plan without regard to any limits imposed by Section 401(a) (17) of the Code, provided that Salary Reduction Credits under this Plan shall also be included in the definition of Covered Compensation for purposes of this Plan. For purposes of this definition, any change in the definition of Compensation under the Savings Plan that is effective after the first day of a Plan Year shall not be applied to the definition of Covered Compensation until the following Plan Year.
(14)    The term “Deferral Election Form” shall mean the election form (including a form in electronic, telephonic, or other format) executed by the Participant pursuant to the provisions of Section 3.4 of the Plan.
(15)    The term “Eligible Employee” shall mean each Employee who is determined by the Compensation Committee to be a highly compensated or management employee and who is selected by the Compensation Committee to participate in the Plan. An Employee shall cease to be an Eligible Employee immediately upon the first to occur of the following (i) the Employee’s Separation from Service; (ii) the end of the Plan Year in which occurs the determination by the Compensation Committee that the Employee is no longer a highly compensated or management employee; or (iii) the end of the Plan Year in which the Compensation Committee, in its sole discretion, determines that the Employee shall no longer be eligible to participate in the Plan.
(16)    The term “Employee” shall mean an individual in the Service of the Employer, provided that the relationship between him and the Employer is the legal relationship of employer and employee.
(17)    The term “Employer” shall mean the Company and participating Affiliates; Article XVI sets forth the special provisions concerning participating Affiliates.

(18)    The term “Entry Date” shall mean January 1 of each Plan Year; provided, however, that under special circumstances, such as the acquisition of an Affiliate and in accordance with the requirements of Section 409A, the Committee may designate a date other than January 1 of a Plan Year as an Entry Date.
(19)    The term “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended and rules and regulations issued thereunder.
(20)    The term “Executive Leadership” shall mean Employees of Truist Financial Corporation or affiliates designated by the Chief Executive Officer to serve as a member of Executive Leadership.
(21)    The term “Investment Fund” shall mean any mutual fund described in Appendix A attached hereto and any self-directed brokerage option allowed by the Compensation Committee; provided, however, that the Compensation Committee shall determine from time to time the mutual funds to be set forth and described in Appendix A, and shall notify Participants in writing of the available Investment Funds from time to time.
(22)    The term “Investment Fund Account” shall mean a subaccount of a Salary Reduction Account and/or a Matching Account which shall indicate the amount deemed invested in an Investment Fund as set forth in Article VII.
(23)    The term “Investment Fund Credit” shall mean, with respect to each Investment Fund, a bookkeeping unit used for the purpose of crediting deemed shares of such Investment Fund to the corresponding investment subaccounts of each Participant’s Account. Each Investment Fund Credit shall be equal to one share of each Investment Fund. The value of each Investment Fund Credit shall be equivalent to the net value of a share of the applicable Investment Fund as of any Adjustment Date.
(24)    The term “Matching Account” shall mean the separate bookkeeping account to be kept for each Participant to which Company Matching Credits and any Company Discretionary Credits are credited.
(25)    The term “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.
(26)    The term “Participant” shall mean with respect to any Plan Year an Eligible Employee who has commenced participation in the Plan and any former Eligible Employee who has an Accrued Benefit remaining under the Plan. An Eligible Employee shall become a Participant as of the Entry Date determined by the Committee. A Participant who incurs a Separation from Service and who later returns to Service will not be eligible to reenter the Plan except upon satisfaction of the terms and conditions established by the Committee in accordance with Section 409A. The Committee shall maintain a list of the Participants in the Plan, indicating, inter alia, those Participants eligible for Company Matching Credits and which shall be amended from time to time. Notwithstanding the foregoing, effective June 1, 2020, each SunTrust Participant (as defined in Appendix F) shall be a Participant in the Plan.

(27)    The term “Performance-Based Compensation” shall mean compensation considered performance-based compensation under Code section 409A. Generally, this means an amount which, or the entitlement to which, is contingent on the satisfaction of pre-established organizational or individual performance criteria relating to a performance period of at least 12 consecutive months. Performance criteria shall be established in writing not later than 90 days after the commencement of the period of service to which the criteria relate; provided that the outcome is substantially uncertain at the time the criteria are established. Performance-Based Compensation shall not include any amount or portion of any amount that will be paid regardless of performance or is based upon a level of performance that is substantially certain to be met at the time the criteria are established.
(28)    The term “Plan” shall mean the Truist Financial Corporation Non-Qualified Defined Contribution Plan, an unfunded, non-qualified deferred compensation plan as herein restated or as duly amended from time to time.
(29)    The term “Plan Administrator” shall mean the plan administrator as provided in Section 8.2.
(30)    The term “Plan Year” shall mean the 12-calendar-month period beginning on January 1 and ending on December 31 of each year.
(31)    The term “Salary Reduction Election Form” shall mean the election form (including a form in electronic, telephonic, or other format) executed by the Participant pursuant to the provisions of Section 3.1 of the Plan.
(32)    The term “Salary Reduction Account” shall mean the separate bookkeeping account to be kept for each Participant to which Salary Reduction Credits shall be credited.
(33)    The term “Salary Reduction Credits” shall mean the amounts credited to the Participant’s Salary Reduction Account by the Committee pursuant to the provisions of Section 3.1 of the Plan.
(34)    The term “Savings Plan” shall mean the Truist Financial Corporation 401(k) Savings Plan, as it may be amended from time to time.
(35)    The term “Section 409A” shall mean Section 409A of the Code and the guidance issued thereunder by the United States Department of Treasury and/or the Internal Revenue Service.
(36)    The term “Separation from Service” shall mean a termination of employment with the Company and all Affiliates that is a “separation from service” within the meaning of Section 409A.
(37)    The term “Service” shall mean employment by the Employer as an Employee.

(38)    The term “Specified Employee” shall mean a “specified employee” within the meaning of Section 409A.
(39)    The term “Spouse” or “Surviving Spouse” shall mean, except as otherwise provided in the Plan, the legally married or surviving spouse of a Participant.
(40)    The term “Unforeseeable Emergency” shall mean a severe financial hardship as more fully defined in Section 6.1.
2.2    Construction. Wherever appropriate, words used in the Plan in the singular may include the plural, or the plural may be read as the singular. References to one gender shall include the other. A capitalized term used, but not defined in the Plan, shall have the same meaning given in the Savings Plan, depending on the context in which the term is used.

ARTICLE III
CREDITS TO ACCOUNTS

3.1.Salary Reduction Credits.
3.1.1    Amount of Salary Reduction Credits.    Each Participant who is a participant in the Savings Plan may elect to reduce on a pre-tax basis his Covered Compensation from the Employer for any Plan Year by a percentage as set forth on a Salary Reduction Election Form which the Participant executes prior to the applicable Entry Date and in accordance with Section 3.1.3. Such election will apply to the Covered Compensation received by the Participant after the date such election becomes effective during the Plan Year. For each Plan Year, the deferral election will be effective as of the earlier date below:
(a)the date the Participant’s Covered Compensation reaches the limit under Code section 401(a) (17) for the Plan Year while the Participant is making Salary Reduction Contributions under the Savings Plan, or
(b)the date the Participant’s contribution to the Savings Plan have reached the pre-tax contribution limit under Code section 402(g) during the Plan Year.
In the event that a Participant’s first Entry Date is other than January 1 and it is his first year of eligibility under the Plan (taking into consideration eligibility under all other nonqualified account balance plans of the Company and of any Affiliate that are required to be aggregated with the Plan under Section 409A in determining whether such Plan Year is in fact the first year of eligibility, within the meaning of Treasury Regulation Section 1.409A-2(a)(7)(ii), under a “plan” that includes the Plan), such Participant may file an initial Salary Reduction Election Form in accordance with this Section 3.1.1 within 30 days of becoming first eligible to participate under the Plan, but only with respect to that portion of his Covered Compensation to be earned for services to be performed subsequent to such election and ending on December 31 of such Plan Year. Such deferral election will be effective as of the earlier of the date that the requirements in (a) or (b) above are satisfied.
3.1.2    Time for Crediting Accounts.    Salary Reduction Credits shall be credited to a Participant’s Salary Reduction Account as of the time, and in the same manner, that Salary Reduction Contributions are credited to the Participant’s Salary Reduction Contribution (Before-Tax) Account under the Savings Plan.
3.1.3    Administrative Rules.    An election pursuant to Section 3.1.1 shall be made by the Participant by executing and delivering to the Committee a Salary Reduction Election Form in accordance with such rules and procedures as are adopted by the Committee from time to time. Except for the first year of eligibility, the Salary Reduction Election Form must be received by the Committee prior to the beginning of each Plan Year in accordance with procedures established by the Committee. The Salary

Reduction Election Form of a Participant shall be irrevocable for the relevant Plan Year, subject to permitted adjustments resulting from a Participant’s qualified plan elections consistent with Treasury Regulation Sections 1.409A-2(a)(9) and 1.409A-3(j)(5), or any successors thereto, determined using the Participant’s Salary Reduction Contribution rate under the Savings Plan in effect on June 30 prior to the applicable Plan Year. The Salary Reduction Election Form will remain in effect for the Plan Year for which it is first made and for all future Plan Years until it is revoked or changed by a new election submitted pursuant to the rules of this Section 3.1 or the Participant ceases participation in the Plan. Any such election with respect to Covered Compensation that is Performance-Based Compensation must be received by the Committee in accordance with procedures established by the Committee; provided, however, that:
(a)the Committee does not receive such election later than a date that is six months prior to the end of the applicable performance period;
(b)the Participant has continuously performed services from the later of the beginning of the performance period which is at least 12 consecutive months or the date the performance criteria are established through the date on which the deferral election is made; and
(c)in no event shall such election be made after such Incentive Compensation has become readily ascertainable.
3.2    Company Matching Credits.
3.2.1.Amount of Company Matching Credits.    The Committee shall determine which Participants are eligible to receive Company Matching Credits based on objective criteria. The Committee shall credit to the Matching Account of each such Participant who elects to reduce his Covered Compensation under Section 3.1, with a Company Matching Credit, which shall be an amount equal to (a) minus (b), where
(a)is the sum of the Salary Reduction Credits and the Salary Reduction Contributions under the Savings Plan for the Plan Year, up to 6% of his Covered Compensation for the Plan Year; and
(b)is equal to the Matching Contributions provided under the Savings Plan during the Plan Year;
provided, however, that the Company Matching Credit of a Participant who is first eligible to participate during the Plan Year beginning on an Entry Date other than January 1 as provided in Section 3.1.1 shall be limited to that portion of his Covered Compensation to be earned for services to be performed subsequent to his submission of his Salary Reduction Election Form and ending on December 31 of such Plan Year.
3.2.2    Crediting Company Matching Credits.    The amount of Company Matching Credits to be credited to the Matching Account of the Participant shall be credited by the Committee to the Participant’s Matching Account as of the same time and in the same manner as Matching Contributions are credited to the Participant’s Employer Basic Matching Contribution Account and Employer Supplemental Matching Contribution Account under the Savings Plan.
3.3    Company Discretionary Credits.
3.3.1.Amount of Company Discretionary Credits.    At the discretion of the Company and pursuant to the directions of the Company, the Committee shall credit to the Matching Account of a Participant with a Company Discretionary Credit, which shall be an amount determined by the Company. The determination of which Participant shall be credited with a Company Discretionary Credit and the amount of such credit shall be determined solely by the Company.
3.3.2    Time for Crediting Company Discretionary Credits.    The amount of Company Discretionary Credits to be credited to the Matching Account of the Participant shall be credited at such time or times as the Committee so designates.

ARTICLE IV
NONFORFEITABILITY OF ACCOUNTS

Upon Separation from Service, the interest of a Participant in his Salary Reduction Account as well as his Matching Account shall not be subject to forfeiture; provided, however that in the event the Participant has engaged in misconduct, including, but not limited to, embezzlement, larceny, theft, and other dishonest acts affecting the Employer, or has engaged in direct competition with the Employer while a Participant, such Participant shall forfeit the entire interest in his Matching Account.

ARTICLE V
PAYMENT OF BENEFITS

5.1.Distributions
5.1.1.In General.    Except as otherwise provided in Article VI relating to payments in the event of an Unforeseeable Emergency, the vested Accrued Benefit of a Participant shall be distributed to or with respect to a Participant only upon the Participant’s Separation from Service or death. Payment of benefits on account of a Separation from Service shall be made in accordance with Section 5.2. Payment of benefits on account of the death of a Participant shall be made in accordance with Section 5.3.
5.1.2    No Acceleration.    Except as otherwise provided below and in Article VI relating payments in the event of an Unforeseeable Emergency, which are permitted under Section 409A, no acceleration of the time and form of payment of a Participant’s Accrued Benefit, or any portion thereof, shall be permitted. Any portion of a Participant’s Account that is includible in income under Section 409A shall be distributed immediately to the Participant. And a Participant’s Account shall be distributed upon the sale of substantially all of the Company’s assets, as provided in Section 15.14 of the Truist Financial Corporation Non-Qualified Deferred Compensation Trust and in accordance with Treas. Reg. Section 1.409A-3(j)(4) (ix)(B) or any successor thereto.
5.2    Payment of Benefits upon Separation from Service.
5.2.1.Form of Distribution.    Subject to the provisions of Article XVII, the vested Accrued Benefit of a Participant who has incurred a Separation from Service shall be paid to the Participant or applied for his benefit under one of the following options:
Option A    Term Certain Option. Payment in approximately equal installments over a term certain not to exceed 15 years; or
Option B    Lump Sum Option. Payment in a lump sum.
The election of the distribution option with respect to his vested Accrued Benefit (“Form Election”) shall be made by the Participant on a form approved by the Committee and filed with the Committee as provided in Section 5.2.3. Notwithstanding the foregoing, all Form Elections are subject to the provisions of Section 5.2.2(b). In the event that a Participant fails to elect a distribution option or fails to make a timely election, his vested Accrued Benefit shall be paid to him under the Lump Sum Option. The amount of a Participant’s vested Accrued Benefit for purposes of any distribution made pursuant to this Article V shall be determined as of the Adjustment Date that such distribution is actually processed by the Committee or its designee.
5.2.2    Commencement and Timing of Distributions.

(a)In General. Except as otherwise provided in Article VI relating to payments in the event of an Unforeseeable Emergency, no benefit payments will be made to the Participant from the Plan under this Section 5.2 until the Participant has incurred a Separation from Service. Subject to the provisions of Section 5.2.2(b) and Article XVII, payment of a Participant’s vested Accrued Benefit shall commence within one of the following periods:
Option 1    Distribution shall commence within the 60-day period next following the date the Participant incurs a Separation from Service; provided that if such 60- day period begins in one calendar year and ends in another, the Participant shall not have a right to designate the calendar year of payment.
Option 2    Distribution shall commence within the period beginning on the first day of January of the Plan Year which next follows the Plan Year in which the Participant incurred a Separation from Service and ending on the last day of February of such Plan Year.
Option 3    Distribution shall commence within the 60-day period next following the later of (a) the date the Participant attains age a specified age elected by the Participant on the Salary Reduction Election Form or (b) the date the Participant has incurred a Separation from Service; provided that if such 60-day period begins in one calendar year and ends in another, the Participant shall not have a right to designate the calendar year of payment.
Option 4    Distribution shall commence within the period beginning on the first day of January of the Plan Year, and ending on the last day of February of such Plan Year, which next follows the later of (a) the Plan Year in which the Participant attains a specified age elected by the Participant on the Salary Reduction Election Form or (b) the Plan Year in which the Participant has incurred a Separation from Service.

The election of the date as of which distribution shall commence (the “Timing Election”) shall be made by the Participant on a form approved by the Committee and filed with the Committee as provided in Section 5.2.3. If the Participant fails to elect one of these options, fails to make a timely election, or fails to make consistent elections for all deferrals, Option 1 will be deemed to have been elected by the Participant.
(b)Specified Employees. Notwithstanding any other provision of the Plan to the contrary, in the event that a Participant is a Specified Employee at the time of his Separation from Service, to the extent that payment of his vested Accrued Benefit would constitute “nonqualified deferred compensation” within the meaning of Section 409A, any Accrued Benefit payable during the six-month period following such Separation from Service shall be paid during the 30-day period commencing with the first day of the seventh month following the month of the Participant’s Separation from Service; provided, however, that if such 30-day period begins in one calendar year and ends in another, the Participant shall not have the right to designate the taxable year of payment.
5.2.3    Timing and Duration of Elections.
(a)Elections for 2005, 2006, 2007, and 2008. On or before December 31, 2008, Participants may make Form Elections and Timing Elections with respect to their Accrued Benefits for Plan Years 2005, 2006, 2007, and 2008; provided, however, that:
(i)No amount subject to any such election shall otherwise be payable in the calendar year in which the election is made;
(ii)Such election shall not cause an amount to be paid in the calendar year of the election that would not otherwise be payable in such year;
(iii)All Form Elections shall be consistent with each other and all Timing Elections shall be consistent with each other; and
(iv)Such elections shall continue in effect for future Plan Years unless subsequent elections pursuant to the provisions of Section 5.2.3(c) are made and become effective.
(b)Initial Distribution Elections. On or before the December 31 that immediately precedes the Plan Year in which he is first eligible to participate in the Plan, a Participant shall make a Form Election and Timing Election on a distribution election form approved by the Committee and filed with the Committee in accordance with procedures established by the Committee. A Participant who is eligible, pursuant to Sections 3.1.1 and/or 3.3.1, to make an election to participate in the Plan on an Entry Date other than January 1 shall make a Form Election and Timing Election on a distribution election form approved by the Committee and filed with the Committee within 30 days of becoming first eligible to participate in the Plan. Such elections shall continue in effect for future Plan Years unless subsequent elections pursuant to the provisions of Section 5.2.3(c) are made and become effective.
(c)Subsequent Elections. Notwithstanding any provision of the Plan to the contrary, a Participant may change any Form Election or Timing Election made under Section 5.2.3(a) or (b) above only if the following conditions are met:
(i)The time and form of payment is permitted under the terms of the Plan and if the time and form of payment is changed, the time and form of all previous Form Elections and Timing Elections is changed to a consistent time and form of payment; and

(ii)Any such subsequent election shall not take effect until at least 12 months after the date on which the election is made; and
(iii)The payment with respect to which any such subsequent election is made is deferred for a period of not less than five years from the date such payment would otherwise be made (for this purpose, payments under the Term Certain Option shall be treated as a single payment); and
(iv)Any subsequent election shall not be made less than 12 months prior to the date of the first scheduled payment; and
(v)The election shall be irrevocable as of the last date it can be made.
Further, any subsequent election made by a Participant must be made prior to the Participant attaining the age of 60.
5.2.4    Medium of Distribution.    Subject to the provisions of Article XVII, distributions from the Plan shall be made in cash.
5.2.5    Installment Payments.    If the Participant’s vested Accrued Benefit is to be distributed in installments pursuant to the Term Certain Option, the amount of each installment shall be equal to the value of the Account as of the date the installment payment is to be made multiplied by a fraction, the numerator of which shall be one and the denominator of which shall be the total number of installments to be paid or remaining to be paid. The Account shall continue to be adjusted as provided in Article VII until the entire balance credited to the Account has been paid. Any final earnings shall be paid with the last installment.
5.3    Payment of Death Benefit.    On the death of a Participant, the vested Accrued Benefit of such Participant shall be paid to his Beneficiary in accordance with the following special provisions hereafter set forth:
5.3.1.Death Before Payments Begin.    In the event that a Participant dies before payment of his vested Accrued Benefit commences under Section 5.2, payment shall be made to the Beneficiary in cash under the Lump Sum Option described in Section 5.2.1. Payment shall be made within the 90-day period that begins the 60th day next following the date of the Participant’s death; provided, however, that if such 90-day period begins in one calendar year and ends in another, the Beneficiary shall not have a right to designate the calendar year of payment. The amount of the Participant’s vested Accrued Benefit for purposes of any distribution made pursuant to this Section 5.3.1 shall be determined as of the Adjustment Date such distribution is actually processed by the Committee or its designee.

5.3.2    Death After Payments Begin. In the event that a Participant dies on or after payment of his vested Accrued Benefit commences under Section 5.2, the remaining payments (if any) that would have been made to the Participant had he not died shall be made to the Participant’s Beneficiary in the same manner as they would have been paid to the Participant had he lived.
5.4    Rules. Subject to the provisions of Article XVII and Section 409A, the Committee may from time to time adopt additional policies or rules governing the manner in which distributions will be made from the Plan so that the Plan may be conveniently administered and comply with Section 409A.
5.5     Liabilities Transferred to Lendmark.    Branch Banking and Trust Company sold all of the issued and outstanding shares of capital stock of Lendmark Financial Services, Inc. (“Lendmark”) to LFS HoldCo LLC, a Delaware limited liability company, pursuant to a stock purchase agreement effective as of October 11, 2013 (the “Lendmark Closing Date”). Pursuant to the terms of the stock purchase agreement approved by the Board of Directors of the Company, on the Lendmark Closing Date certain employees and former employees of Lendmark and its affiliates as defined in the stock purchase agreement (the “Company Continuing Employees”) ceased to participate in the Plan and the liabilities for these participants’ benefits under the Plan were transferred to Lendmark. On and after the Lendmark Closing Date, the Company and the Plan, and any successors thereto, ceased allowing further credits to the accounts of Company Continuing Employees and ceased to have any further obligation or liability to any such participant with respect to any benefit, amount, or right due under the Plan.

ARTICLE VI
UNFORESEEABLE EMERGENCY PAYMENTS

6.1.Conditions for Request.    Subject to the provisions of Article XVII, a Participant may, at any time prior to his Separation from Service, make application to the Committee to receive a cash payment in a lump sum of all or a portion of the total amount credited to his Account (other than the forfeitable portion of his Matching Account) by reason of an Unforeseeable Emergency. The amount of a payment on account of an Unforeseeable Emergency shall not exceed the amount required to meet the financial hardship created by the Unforeseeable Emergency, after taking into account the extent to which such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets (to the extent the liquidation would not itself cause severe financial hardship), or the cessation of deferrals under the Plan. For purposes of this Article VI, an Unforeseeable Emergency shall mean a severe financial hardship of the Participant resulting from (i) an illness or accident of the Participant, the Participant’s spouse, or the Participant’s dependent (as defined in Section 152 of the Code, without regard to Sections 152(b)(1), (b) (2), and (d)(1)(B)); (ii) loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to the home by natural disaster not otherwise covered by insurance); or (iii) other similar or extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee in accordance with Section 409A, and its decision to grant or deny a payment on account of an Unforeseeable Emergency shall be final. The Committee shall apply uniform and nondiscriminatory standards in accordance with Section 409A in making its decision.
6.2    Written Request.    The Participant’s request for a payment on account of an Unforeseeable Emergency must be made in writing to the Committee. The request must specify the nature of the financial hardship, the total amount to be paid from his Account, and the total amount of the actual expense incurred or to be incurred on account of hardship.
6.3    Processing of Request.    The processing of a request for a payment on account of an Unforeseeable Emergency shall be completed as soon as practicable from the date on which the Committee receives the properly completed written request. If a Participant incurs a Separation from Service after a request is approved but prior to payment, the approval of his request shall be automatically void and the benefits he is entitled to receive under the Plan shall be paid in accordance with the applicable payment provisions of the Plan. If a payment is approved, such payment shall be made in a lump sum within 60 days of the date of approval; provided, however, that if the 60-day period begins in one calendar year and ends in another, the Participant shall not have a right to designate the calendar year of payment. If the Committee determines that the extent of an Unforeseeable Emergency requires a suspension of the Participant’s deferrals for the Plan Year in which the Unforeseeable Emergency occurs, such a suspension shall take effect upon the date of approval of such emergency. An Unforeseeable Emergency withdrawal shall be charged to the separate bookkeeping accounts which comprise the Account in the following order: (i) the Matching Account (but only to the extent of the vested portion of the Matching Account); and (ii) the Salary Reduction Account. Subject to the provisions of Article XVII, with respect to each such separate bookkeeping account, such

Unforeseeable Emergency withdrawal shall be charged to the Investment Fund Accounts on a pro rata basis.
6.4    Rules.    Subject to the provisions of Article XVII and Section 409A, the Committee may from time to time adopt additional policies or rules governing the manner in which such payments because of an Unforeseeable Emergency may be made so that the Plan may be conveniently administered and comply with Section 409A.

ARTICLE VII
DEEMED INVESTMENTS AND ADJUSTMENT OF ACCOUNTS

7.1.Account Administration.    The Committee shall establish and maintain on behalf of each Participant the following separate bookkeeping accounts with respect to his Account: (i) Matching Account; (ii) Salary Reduction Account; and (iii) if such Participant is a SunTrust Participant (as defined in Appendix F), a SunTrust Account pursuant to Appendix F.2. If the Participant elects to have all or a portion of the amount credited to each separate bookkeeping account deemed invested in one or more of the Investment Funds as provided in Section 7.2, the Committee shall establish an Investment Fund Account with respect to the amount deemed invested in each Investment Fund.
7.2    Deemed Investment of Accounts in Investment Funds.    In accordance with procedures adopted by the Committee, a Participant may elect to have all or a portion (in integral percentages) of the amount credited to each separate bookkeeping account deemed invested in one or more of the Investment Funds. An election to invest in the Investment Funds shall be made by the Participant in accordance with such rules and procedures as are established by the Committee from time to time. Unless modified or revoked by the Participant, an election to invest in the Investment Funds shall continue in effect until such the distribution of the Participant’s vested Accrued Benefit is processed by the Committee or its designee in accordance with the provisions of Article V. A Participant unilaterally may modify or revoke his election as of any Adjustment Date by providing advance notice to the Committee in accordance with such rules and procedures as are established by the Committee from time to time. Any amount the Participant has elected to be deemed invested in an Investment Fund shall be converted into Investment Fund Credits with respect to that Investment Fund in the manner and as of the Adjustment Date set forth in procedures established by the Committee. The value of any Investment Fund Credits that the Participant has elected to be deemed sold from an Investment Fund Account and credited to another Investment Fund Account shall be determined in the manner and as of the Adjustment Date set forth in procedures established by the Committee. All deemed dividends, capital gains or other income distributions payable with respect to the Investment Fund Credits allocated to an Investment Fund Account shall be converted into Investment Fund Credits in the manner and as of the Adjustment Date set forth in procedures established by the Committee. In the event the Committee shall change the manner in which amounts are to be converted to Investment Fund Credits or the manner in which Investment Fund Credits are to be deemed sold, it shall communicate such change to Participants in writing in advance of the date such change is to be effective. The Investment Fund Accounts shall be adjusted as provided in Section 7.4 and any fractional shares shall be accounted for as such.
7.3    Adjustment of Investment Fund Accounts.    As of the close of business of the Company on each Adjustment Date, the number of Investment Fund Credits allocated to the Investment Fund Account of each Participant with respect to each separate bookkeeping account shall be adjusted in the following order:
(a)Any Investment Fund Credits deemed sold from the Investment Fund Account since the next preceding Adjustment Date shall be debited.

(b)Then, any shares of the Investment Fund deemed purchased with amounts converted into Investment Fund Credits plus any additional shares of Investment Fund Credits deemed purchased as a result of any deemed dividends, capital gains, or other income distributions payable since the next preceding Adjustment Date with respect to Investment Fund Credits allocated to the Participant’s Investment Fund Account, shall be credited.
(c)Finally, any Investment Fund Credits forfeited with respect to the Investment Fund Account of the Matching Account or SunTrust Account since the next preceding Adjustment Date shall be debited.
7.4    Rules.    Subject to the provisions of Article XVII and Section 409A, the Committee may establish any rules or regulations necessary to implement the provisions of this Article VII and to comply with Section 409A.

ARTICLE VIII
ADMINISTRATION BY COMMITTEE

8.1.Membership of Committee.    The Committee shall consist of the individuals appointed by the Board to serve as members of the Employee Benefits Plan Committee. The Committee shall be responsible for the general administration and interpretation of the Plan and for carrying out its provisions, except to the extent all or any of such obligations are specifically imposed on the Board.
8.2    Committee Officers; Subcommittee.    The Committee may appoint from its membership such subcommittees with such powers as the Committee shall determine, and may authorize one or more of its members or any agent to execute or deliver any instruments or to make any payment in behalf of the Committee. The Chairman of the Committee shall constitute the Plan Administrator and shall be agent for service of legal process on the Plan. In addition, notwithstanding any provision herein, any subcommittee established by the Committee or any Board committee (including the Compensation Committee) or subcommittee may be granted such authority, and be comprised of such members, as is necessary to comply with the conditions imposed by Rule 16b-3, promulgated under Section 16 of the 1934 Act.
8.3    Committee Meetings.    The Committee shall hold such meetings upon such notice, at such places and at such intervals as it may from time to time determine. Notice of meetings shall not be required if notice is waived in writing by all the members of the Committee at the time in office, or if all such members are present at the meeting.
8.4    Transaction of Business.    A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting shall be by vote of a majority of those present at any such meeting and entitled to vote. Resolutions may be adopted or other action taken without a meeting upon written consent thereto signed by all of the members of the Committee.
8.5    Committee Records.    The Committee shall maintain full and complete records of its deliberations and decisions. The minutes of its proceedings shall be conclusive proof of the facts of the operation of the Plan. The records of the Committee shall contain all relevant data pertaining to individual Participants and their rights under the Plan.
8.6    Establishment of Rules.    Subject to the limitations of the Plan, the Committee may from time to time establish rules or by-laws for the administration of the Plan and the transaction of its business.
8.7    Conflicts of Interest.    No individual member of the Committee shall have any right to vote or decide upon any matter relating solely to himself or to any of his rights or benefits under the Plan (except that such member may sign unanimous written consent to resolutions adopted or other action taken without a meeting).
8.8    Correction of Errors.    The Committee may correct errors, subject to the requirements of Section 409A, and, so far as practicable, may adjust any benefit or credit or payment accordingly. The Committee may in its discretion waive any notice requirements in the Plan; provided, that a waiver of notice in one or more cases shall not be deemed to constitute a waiver of notice in any other case. With respect to any power or authority which the Committee has discretion to exercise under the Plan, such discretion shall be exercised in a nondiscriminatory manner.
8.9    Authority to Interpret Plan.        Subject to the claims procedure set forth in Article XV, the Committee and the Plan Administrator shall have the duty and discretionary authority to interpret and construe the provisions of the Plan and decide any dispute which may arise regarding the rights of Participants hereunder, including the discretionary authority to interpret the Plan and to make determinations as to eligibility for participation and benefits under the Plan. Interpretations and determinations by the Committee and the Plan Administrator shall apply uniformly to all persons similarly situated and shall be binding and conclusive on all interested persons. Such interpretations and determinations shall only be set aside if the Committee and the Plan Administrator are found to have acted arbitrarily and capriciously in interpreting and construing the provisions of the Plan.
8.10    Third Party Advisors.    The Committee may engage an attorney, accountant or any other technical advisor on matters regarding the operation of the Plan and to perform such other duties as shall be required in connection therewith, and may employ such clerical and related personnel as the Committee shall deem requisite or desirable in carrying out the provisions of the Plan.
8.11    Compensation of Members.    No fee or compensation shall be paid to any member of the Committee for his service as such.
8.12    Committee Expenses.    The Committee shall be entitled to reimbursement by the Company for its reasonable expenses properly and actually incurred in the performance of its duties in the administration of the Plan.
8.13    Indemnification of Committee.    No member of the Committee shall be personally liable by reason of any contract or other instrument executed by him or on his behalf as a member of the Committee nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums for which are paid from the Company’s own assets), each member of the Committee and each other officer, Employee, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be delegated or allocated, against any unreimbursed or uninsured cost or expense (including any sum paid in settlement of a claim with the prior written approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud, bad faith, willful misconduct, or gross negligence.

ARTICLE IX
FUNDING

The Plan is intended to be both an excess benefit plan and an unfunded plan of deferred compensation maintained for a select group of highly compensated or management employees. The obligation of the Employer to make payments hereunder may constitute a general unsecured obligation of the Employer to the Participant. Notwithstanding the foregoing, the Company shall establish and maintain a special separate fund as provided for in the document entitled “Truist Financial Corporation Non-Qualified Deferred Compensation Trust.” Subject to the restrictions in Section 409A(b), the Employer shall make contributions to the trust no less frequently than annually, and shall provide for trust assets that are at least equal to the sum of the amounts of all Accounts under the Plan as of a date within ten business days before such contribution. Notwithstanding the foregoing, no Participant or his Beneficiary shall have any legal or equitable rights, interest or claims in any particular asset of the trust or the Employer by reason of the Employer’s obligation hereunder, and nothing contained herein shall create or be construed as creating any other fiduciary relationship between the Employer and a Participant or any other person. To the extent that any person acquires a right to receive payments from the trust or the Employer hereunder, such right shall be no greater than the right of an unsecured creditor of the Employer.

ARTICLE X
ALLOCATION OF RESPONSIBILITIES

The persons responsible for the Plan and the duties and responsibilities allocated to each, which shall be carried out in accordance with the other applicable terms and provisions of the Plan, shall be as follows:
10.1.Board.
(a)To amend the Plan (other than the Appendices);
(b)To appoint and remove members of the Committee;
(c)To terminate the Plan; and
(d)To take any actions required to comply with federal and state securities laws (except to the extent that the Committee or a committee or subcommittee established pursuant to Section 8.2 is authorized to do so).
10.2    Compensation Committee.
(a)To determine the Employees eligible to participate in the Plan.
(b)In carrying out its duties and responsibilities, the provisions of Sections 8.2, 8.3, 8.4, 8.5, 8.10, 8.11, 8.12, and 8.13 shall apply equally to the Compensation Committee.
10.3    Executive Leadership.
(a)To amend the Plan to the extent provided in Article XIII.
10.4    Committee.
(a)To interpret the provisions of the Plan and to determine the rights of the Participants under the Plan, except to the extent otherwise provided in Article XV relating to the claims procedure;
(b)To administer the Plan in accordance with its terms, except to the extent powers to administer the Plan are specifically delegated to another person or persons as provided in the Plan;
(c)To determine the Accrued Benefits of Participants;
(d)To direct the Employer in the payment of benefits;

(e)To the extent necessary or advisable and except as specifically provided otherwise herein, to amend, or maintain, as the case may be, the Appendices attached hereto; and
(f)To determine from time to time the mutual funds to be described on Appendix A.
10.5    Plan Administrator.
(a)To file such reports as may be required with the United States Department of Labor, the Internal Revenue Service and any other government agencies to which reports may be required to be submitted from time to time;
(b)To provide for disclosure of Plan provisions and other information relating to the Plan to Participants and other interested parties; and
(c)To administer the claims procedure to the extent provided in Article XV.

ARTICLE XI
BENEFITS NOT ASSIGNABLE; FACILITY OF PAYMENTS

11.1.Benefits Not Assignable.    No portion of any benefit held or paid under the Plan with respect to any Participant shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void, nor shall any portion of such benefit be in any manner payable to any assignee, receiver or any one trustee, or be liable for a Participant’s debts, contracts, liabilities, engagements or torts, or be subject to any legal process to levy upon or attach.
11.2    Payments to Minors and Others.    If any individual entitled to receive a payment under the Plan shall be physically, mentally or legally incapable of receiving or acknowledging receipt of such payment, the Committee, upon the receipt of satisfactory evidence of his incapacity and satisfactory evidence that another person or institution is maintaining him and that no guardian or committee has been appointed for him, may cause any payment otherwise payable to him to be made to such person or institution so maintaining him. Payment to such person or institution shall be in full satisfaction of all claims by or through the Participant to the extent of the amount thereof.

ARTICLE XII
BENEFICIARY

The Participant’s Beneficiary shall be the person or persons designated by the Participant on the beneficiary designation form provided by and filed with the Committee or its designee. If the Participant does not designate a Beneficiary, the Beneficiary shall be his Surviving Spouse. If the Participant does not designate a Beneficiary and has no Surviving Spouse, the Beneficiary shall be the Participant’s estate. The designation of a Beneficiary may be changed or revoked only by filing a new beneficiary designation form with the Committee or its designee. If a Beneficiary (the “Primary Beneficiary”) is receiving or is entitled to receive payments under the Plan and dies before receiving all of the payments due him, the balance to which he is entitled shall be paid to the Contingent Beneficiary, if any, named in the Participant’s current beneficiary designation form. If there is no Contingent Beneficiary, the balance shall be paid to the estate of the Primary Beneficiary. Any Beneficiary may disclaim all or any part of any benefit to which such Beneficiary shall be entitled hereunder by filing a written disclaimer with the Committee before payment of such benefit is to be made. Such a disclaimer shall be made in form satisfactory to the Committee and shall be irrevocable when filed. Any benefit disclaimed shall be payable from the Plan in the same manner as if the Beneficiary who filed the disclaimer had died on the date of such filing.

ARTICLE XIII
AMENDMENT AND TERMINATION OF PLAN

The Board may amend or terminate the Plan at any time; provided, however, that in no event shall such amendment or termination reduce any Participant’s Accrued Benefit as of the date of such amendment or termination, nor shall any such amendment affect the terms of the Plan relating to the payment of such Accrued Benefit without the Participant’s prior written consent to such amendment. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date specified in such resolution. Notwithstanding the foregoing and subject to the same limitations set forth above regarding the amount and payment of a Participant’s benefits and compliance with Section 409A, an officer who is an Executive Manager of the Company shall have the authority to amend the Plan to (i) provide for the merger or consolidation of another non-qualified defined contribution plan into the Plan, and in connection therewith, to set forth any special provisions that may apply to the participants in such other plan, and (ii) to make any other amendment provided that the financial impact on the Company of such amendment is below the Sarbanes-Oxley materiality threshold as determined by the Company’s Chief Financial Officer (or officer with similar authority) as of the time of such amendment. Upon termination of the Plan, distribution of the Accrued Benefit of a Participant shall be made to the Participant or his Beneficiary in the manner and at the time described in Article V of the Plan and in accordance with Section 409A. No additional credits of Salary Reduction Credits and Matching Credits shall be made to the respective separate bookkeeping accounts of a Participant following termination of the Plan, but the Account of each Participant shall continue to be adjusted as provided in Article VII until the balance of the Account of the Participant has been fully distributed to him or his Beneficiary.

ARTICLE XIV
COMMUNICATION TO PARTICIPANTS

The Company shall communicate the principal terms of the Plan to the Participants. The Company shall make a copy of the Plan available for inspection by Participants and their Beneficiaries during reasonable hours, at the principal office of the Company.

ARTICLE XV
CLAIMS PROCEDURE
15.1.Filing of a Claim for Benefits.    If a Participant or Beneficiary (the “Claimant”) believes he is entitled to benefits under the Plan that are not being paid to him or accrued for his benefit, he may file a written claim therefor with the Plan Administrator. If the Plan Administrator is the Claimant, all actions required to be taken by the Plan Administrator pursuant to this Article XV shall be taken instead by another member of the Committee designated by the Committee.
15.2    Notification to Claimant of Decision.    Within 90 days after receipt of a claim by the Plan Administrator, or within 180 days if special circumstances require an extension of time, the Plan Administrator shall notify the Claimant of his decision with regard to the claim. If special circumstances require an extension of time, a written notice of the extension shall be furnished to the Claimant prior to commencement of the extension setting forth the special circumstances and the date by which the decision will be furnished. If such claim is wholly or partially denied, notice thereof shall be written in a manner calculated to be understood by the Claimant and shall set forth: (i) the specific reason or reasons for the denial; (ii) specific reference to pertinent plan provisions on which the denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the procedure for review of the denied or partially denied claim set forth below, including the Claimant’s right to bring a civil action under ERISA section 502(a) following an adverse benefit determination on review.
15.3    Procedure for Review.    Within 60 days following receipt by the Claimant of notice denying his claim in whole or in part, the Claimant may appeal denial of the claim by filing a written application for review with the Committee. Following such request for review, the Committee shall fully and fairly review the decision denying the claim. Prior to the decision of the Committee, the Claimant shall be given an opportunity to review pertinent documents and receive copies of them, free of charge, and submit issues and comments in writing. The review will take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.
15.4    Decision on Review.    The decision on review of a claim denied in whole or in part by the Plan Administrator shall be made in the following manner:
15.4.1.Notification to Claimant of Decision.    Within 60 days following receipt by the Committee of the request for review, or within 120 days if special circumstances require an extension of time, the Committee shall notify the Claimant in writing of its decision with regard to the claim. If special circumstances require an extension of time, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension.
15.4.2    Format and Content of Decision.    The decision on review of a claim that is denied in whole or in part shall set forth: (i) the specific reasons or reasons for the adverse determination; (ii) specific reference to pertinent Plan provisions on which the adverse determination is based; (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits; and (iv) a statement describing any voluntary appeal procedures offered by the Plan and the Claimant’s right to obtain the information about such procedures, as well as a statement of the Claimant’s right to bring an action under ERISA section 502(a).

15.4.3    Effect of Decision.    The decision of the Committee shall be final and conclusive.
15.5    Action by Authorized Representative of Claimant.    All actions set forth in this Article XV to be taken by the Claimant may be taken by a representative of the Claimant duly authorized by him to act on his behalf on such matters. The Plan Administrator and the Committee may require such evidence as either reasonably deems necessary or advisable of the authority of any such representative to act.
15.6    Disability Claims.    Claims for disability benefits shall be determined under DOL Regulation section 2560.503-1 which is hereby incorporated by reference.

ARTICLE XVI
PARTIES TO THE PLAN

16.1.Adoption by Affiliates.    Subject to the approval of the Board, an Affiliate that has adopted the Savings Plan may adopt the Plan and become an employer-party to the Plan by resolutions approved by its Board of Directors. The Affiliates that are employer-parties to the Plan are listed on Appendix C attached hereto, as the same may be amended from time to time by the Committee. The special provisions shall apply to all employer-parties to the Plan are hereinafter set forth.
16.2    Single Plan.    The Plan is a single plan with respect to all parties.
16.3    Service; Allocation of Costs.        Service for purposes of the Plan shall be interchangeable among employer-parties to the Plan and shall not be deemed interrupted or terminated by the transfer at any time of a Participant from the Service of one employer-party to the Service of another employer-party. In determining the cost of providing benefits under the Plan, each employer-party shall be responsible for the cost associated with the Employees of such employer-party who are Participants in the Plan.
16.4    Committee.    The Committee which administers the Plan as applied to the Company shall also be the Committee as applied to each other employer-party to the Plan.
16.5    Authority to Amend and Terminate.    The Board of the Company shall have the power to amend or terminate the Plan as applied to each employer-party.

ARTICLE XVII
COMPLIANCE WITH SECTION 16 OF THE 1934
ACT AND RULE 16B TRADING RESTRICTIONS

The transactions under the Plan are intended to be structured in accordance with the 1934 Act, including but not limited to the restrictions imposed by Rule 16b-3 adopted under the 1934 Act. In addition to the provisions contained in the Plan, transactions by persons subject to Section 16 shall be subject to such further conditions as may be required in order to comply with the terms of Rule 16b-3 and Section 16(b). Without limiting the foregoing, persons subject to Section 16 shall be required to comply with such rules and procedures regarding Plan participation and transactions as may be established by the Committee or a committee or subcommittee established pursuant to Section 8.2; provided, however, that such procedures shall take into account Section 409A, which requires that any delayed distribution be paid at the earliest date at which the Committee reasonably anticipates that making such payment will not cause violation of federal or other applicable securities laws.

ARTICLE XVIII
MISCELLANEOUS PROVISIONS

18.1.Notices.    Each Participant who is not in Service and each Beneficiary shall be responsible for furnishing the Plan Administrator with his current address for the mailing of notices, reports, and benefit payments; provided, however, that the Plan Administrator may use the last address on file with it as a valid address. Any notice required or permitted to be given to any such Participant or Beneficiary shall be deemed given if directed to such address and mailed by regular United States mail, first class, postage prepaid. This provision shall not be construed as requiring the mailing of any notice or notification otherwise permitted to be given by posting or by other publication.
18.2    Lost Distributees.    A benefit shall be deemed forfeited if the Plan Administrator is unable after a reasonable period of time to locate the Participant or Beneficiary to whom payment is due.
18.3    Reliance on Data.    The Employer, the Committee, and the Plan Administrator shall have the right to rely on any data provided by the Participant or by any Beneficiary. Representations of such data shall be binding upon any party seeking to claim a benefit through a Participant; and the Employer, the Committee, and the Plan Administrator shall have no obligation to inquire into the accuracy of any representation made at any time by a Participant or Beneficiary.
18.4    Receipt and Release for Payments.    Any payment made from the Plan to or with respect to any Participant or Beneficiary, or pursuant to a disclaimer by a Beneficiary, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Plan and the Employer with respect to the Plan. The recipient of any payment from the Plan may be required by the Committee, as a condition precedent to such payment, to execute a receipt and release with respect thereto in such form as shall be acceptable to the Committee.
18.5    Headings.    The headings and subheadings of the Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.
18.6    Continuation of Employment.    The establishment of the Plan shall not be construed as conferring any legal or other rights upon any Employee or any persons for continuation of employment or the annual rate of compensation of any such pension for any period, nor shall it interfere with the right of the Employer to discharge any Employee or to deal with him without regard to the effect thereof under the Plan.
18.7    Construction.    The provisions of the Plan shall be construed and enforced according to the laws of the State of North Carolina, without giving effect to its conflict of laws provisions.
18.8    Nonliability of Employer. The Employer does not guarantee the Participants, former Participants, or Beneficiaries against loss of or depreciation in value of any right or benefit that any of them may acquire under the terms of the Plan, nor does the Employer guarantee to any of them that the assets of the Employer will be sufficient to provide any or all benefits payable under the Plan at any time, including any time that the Plan may be terminated or partially terminated.
18.9    Severability.    All provisions contained in the Plan shall be severable, and in the event that any one or more of them shall be held to be invalid by any competent court, the Plan shall be interpreted as if such invalid provisions were not contained herein.
18.10    Merger and Consolidation.    The Company shall not consolidate or merge into or with another corporation or entity, or transfer all or substantially all of its assets to another corporation, partnership, trust or other entities (a “Successor Entity”) unless such Successor Entity shall assume the rights, obligations and liabilities of the Company under the Plan and upon such assumption, the Successor Entity shall become obligated to perform the terms and conditions of the Plan.
18.11    Withholding Taxes.    The Employer shall satisfy all federal, state and local tax reporting and withholding tax requirements prior to making any benefit payment under the Plan. Whenever under the Plan payments are to be made by the Employer in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state, and local withholding tax requirements.
18.12    Timing of 2005 Deferrals.    The requirements of Article III relating to the timing of deferral elections shall not apply to any deferral elections for 2005 made on or before March 15, 2005; provided that the requirements of Q&A 21 of IRS Notice 2005-1 were met namely: (1) the amounts to which the deferral election related had not been paid or had not become payable at the time of the election; (2) the elections to defer compensation were made in accordance with the terms of the Plan as in effect on December 31, 2005 (other than a requirement to make a deferral election after March 15, 2005); (3) the Plan was otherwise operated in accordance with the requirements of Section 409A with respect to deferrals subject to Section 409A; and (4) the Plan shall be or has been amended to comply with Section 409A in accordance with applicable IRS guidance.
18.13    Compliance with Section 409A.    Notwithstanding any other provision in the Plan or any agreement to the contrary, if and to the extent that Section 409A is deemed to apply to the Plan, it is the intention of Company that the Plan shall comply with Section 409A, and the Plan shall, to the extent practicable, be construed in accordance therewith. Without in any way limiting the effect of the foregoing, in the event that the provisions of Section 409A require that any special terms, provisions, or conditions be included in the Plan, then such terms, provisions and conditions shall, to the extent practicable, be deemed to be made a part of the Plan. Notwithstanding the foregoing, the Company, any Affiliate, the Board, the Committee, Compensation Committee, the Plan Administrator, or their designees or agents shall not be liable for any taxes, penalties, interest or other monetary amount that may be owed by any Participant, Beneficiary or any other person as a result of the deferral or payment of any amounts under the Plan or as a result of the administration of amounts subject to the Plan.

ARTICLE XIX
MANDATORY DEFERRALS

19.1    Introduction. Under the terms of certain annual bonus plans maintained by the Company (defined below as an “Eligible Plan”), Employees are required to defer receipt of a portion of their incentive award which is subject to vesting conditions as further described below (“Mandatory Deferral”). In addition to this Article 19, Mandatory Deferrals are subject all the terms of the Plan, to the extent applicable, except for Article III – Credits to Accounts; Article IV – Nonforfeitability of Accounts; Article V – Payment of Benefits and Article VI – Unforeseeable Emergency Payments.

19.2    Definitions

(1)The term “Disabled” or “Disability” shall mean a Truist Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the SunTrust Participant’s employer and, in addition, has begun to receive benefits under Truist Financial Corporation Long Term Disability Plan.

(2)The term “Eligible Plan” mean the Functional Incentive Plan (or its successor) sponsored by Truist or an Affiliate which provides for bonus, incentive, commission or similar variable pay to Employees, which a portion of such pay is subject to mandatory deferral under this Plan.

(3)The term “Incentive Award” means the pre-tax amount of a Participant’s bonus, incentive or commission, or similar variable pay which is earned under an Eligible Plan, disregarding any deferrals, offsets, or withholdings from such incentive award.

(4)The term “Mandatory Deferral” is that portion of an Incentive Award that the plan administrator determines is subject to deferral as established prior to the beginning of the Plan Year in which the Incentive Award is earned or as otherwise determined by the plan administrator. in compliance with Treas. Reg. § 1.409A-2(a)(2) (each, a “Mandatory Deferral”).

(5)The term “Mandatory Deferral Account” shall mean the unfunded, separate bookkeeping accounts which are established and maintained with respect to each Participant who has Mandatory Deferrals credited under the Plan. The Mandatory Deferral Account will be established and maintained pursuant to the provisions of Article VII.

(6)The term “Retirement” shall mean a Separation from Service on or after attaining age fifty-five (55) and completing at least one-hundred and twenty (120) months (ten (10) years) of service commencing on date of hire. Each partial month shall be credited as a full month.

    19.3     Credits to the Mandatory Deferral Accounts. Each Mandatory Deferral shall be credited to the Participant’s Mandatory Deferral Account as soon as practicable after the amounts would have otherwise been paid.

    19.4    Nonforfeitability of Mandatory Deferrals.

    19.4.1    In General. The terms of the Eligible Plan shall determine whether all or part of each Mandatory Deferral is subject to a vesting schedule and if so, what the vesting schedule is. If the Mandatory Deferral is subject to a vesting schedule, it shall be one of the vesting schedules below:

(a)Ratably, over three years with the first vesting date being the December 31st of the year following the year in which the deferral is credited to the Participant’s Mandatory Deferral Account; or,

(b)after 3 years (cliff-vesting) where the vesting date shall be the third anniversary of the December 31st of the Plan Year following the Plan Year in which the deferral is credited to the Participant’s Mandatory Deferral Account.

The vesting schedule will be set forth in the applicable Eligible Plan.
    19.4.2 Termination of Employment. If a Participant terminates employment with Truist and its Affiliates for any reason prior to satisfying the vesting requirements for each Mandatory Deferral, then that portion of the Mandatory Deferral that is not vested, and the earnings on such nonvested portion shall be forfeited and deducted from the Participant’s Mandatory Deferral Account. Notwithstanding the foregoing, upon a Participant’s death, Disability, Retirement or involuntary termination of employment resulting in the Participant’s eligibility to receive benefits under the General Severance Plan for Employees of Truist Financial Corporation and Affiliates, the Participant’s nonvested Account balance shall fully vest as of the date such forfeiture would otherwise occur.

    19.5    Payment of Mandatory Deferrals

        19.5.1    Distribution of Mandatory Deferrals. The vested portion of a Mandatory Deferral Account (as adjusted pursuant to Article VII) shall be paid in a lump sum in the first quarter of the calendar year immediately following the year of the applicable vesting date set forth in the Eligible Plan or, if earlier, upon the Participant's death or Disability, in accordance with Section 19.5.2 or 19.5.3, respectively.
        19.5.2    Payment of Death Benefit. If a Participant dies, the 100% of the balances of their Mandatory Deferral Account shall be distributed to the Beneficiary in a lump sum payment in the first quarter of the calendar year immediately following the year of the Participant’s death. (provided that any payment that would occur before such calendar quarter shall be paid as scheduled).

        19.5.3    Disability. If a Participant becomes Disabled at any time, 100% of their Mandatory Deferral Accounts will be distributed to the Participant in a lump sum payment in the first quarter of the calendar year immediately following the year in which the Participant becomes Disabled (provided that any payment that would occur before such calendar quarter shall be paid as scheduled).

        19.5.4 Short-Term Deferral. Mandatory Deferrals are not intended to provide for any deferral of compensation subject to Section 409A of the Code, and, accordingly, Mandatory Deferrals will be paid no later than the March 15 of the year following the first calendar year in which any such amounts are no longer subject to a substantial risk of forfeiture, as such term is defined in Section 409A of the Code.

IN WITNESS WHEREOF, the Truist Financial Corporation Non-Qualified Defined Contribution Plan (June 1, 2020) is executed in behalf of the Company on this 1st day of June, 2020.
TRUIST FINANCIAL CORPORATION

By: /s/ Ellen M. Fitzsimmons
Title: Senior Executive Vice President

APPENDIX A
INVESTMENT FUNDS

A list of the Investment Funds available to Participants under the Plan shall be maintained by the Committee.

APPENDIX B
PARTICIPANTS

A list of the Eligible Employees who are eligible to participate in the Plan and a list of former Eligible Employees with Accrued Benefits under the Plan shall be maintained by the Committee. In addition, a list of Participants and Beneficiaries receiving Plan benefits shall also be maintained by the Committee.

APPENDIX C
PARTICIPATING AFFILIATES

A list of the Affiliates participating under the Plan shall be maintained by the Committee.

APPENDIX D
QUALIFYING PLANS EFFECTIVE

South National Corporation ESOP Excess Plan
Life Savings Bancorp, Inc. Non-Qualified Defined Contribution Plan

APPENDIX E
SPECIAL PROVISIONS FOR PRIOR PLANS

E.1    SPECIAL PROVISIONS RELATING TO SOUTHERN NATIONAL ESOP EXCESS PLAN. Prior to January 1, 1996, the Company sponsored and maintained the Southern National ESOP Excess Plan (the “SNC Excess Plan”). The purpose of the SNC Excess Plan was to restore to employees certain benefits (“restoration benefits”) that would have been provided under the Southern National Corporation 401(k) Savings Plan (formerly known as the “Southern National Employee Stock Ownership Plan”) except for the limitations imposed by Sections 401(k)(3) and 402(g)(1) of the Code. Since the restoration benefits provided by the SNC Excess Plan are now provided pursuant to Sections 3.1 and 3.2 of the Plan (and which restoration benefits were also provided under the SNC Plan and the Plan prior to this restatement), the SNC Excess Plan was frozen as of December 31, 1995. All employees who were participants in the SNC Excess Plan on December 31,1995, automatically became Participants in the SNC Plan on January 1, 1996. All participants’ accounts under the SNC Excess Plan were combined with the separate bookkeeping accounts of similar character under the Plan as of January 1, 1997. Each Former SNC Excess Plan Participant’s Tax-Deferred Contribution Account (formerly known as his “Employee’s Pre-Tax Account”) under the SNC Excess Plan became his Salary Reduction Account under the Plan. Each Former SNC Excess Plan Participant’s Matching Contributions Account (formerly known as his “Company’s Pre-Tax Account”) became his Matching Account under the Plan. The balance in the accounts of each Former SNC Excess Plan Participant under the SNC Excess Plan were deemed invested in Company Stock. The amounts transferred from the accounts under the SNC Excess Plan to the separate bookkeeping accounts of similar character under the Plan shall remain deemed invested in Company Stock until a Former SNC Excess Plan Participant elects not to have such amounts deemed invested in Company Stock as provided in Section 7.3.
E.2    SPECIAL PROVISIONS RELATING TO CAPITAL ACCUMULATION PLAN FOR ELIGIBLE KEY EMPLOYEES OF SOUTHERN NATIONAL CORPORATION. Prior to January 1, 1996, the Company sponsored and maintained the Capital Accumulation Plan for Eligible Key Employees of Southern National Corporation (the “SNC Cap Plan”). The purpose of the SNC Cap Plan was to provide selected eligible key employees with the opportunity to defer on a pre-tax basis certain cash awards under the Company’s annual and long-term incentive compensation award plans. Since the pre-tax deferral opportunity is provided under Section 3.3 of the Plan (and was also provided under the SNC Plan), the SNC Cap Plan was frozen as of December 31, 1995. All employees who were participants in the SNC Cap Plan automatically became Participants in the SNC Plan on January 1, 1996. Any deferrals credited to a Participant’s account under the SNC Cap Plan were combined with the credits to his Incentive Compensation Account under the Plan effective as of January 1, 1997.
E.3    SPECIAL PROVISIONS RELATING TO SUPPLEMENTAL RETIREMENT BENEFIT OF SNC PLAN. Prior to January 1, 1997, Section 4.1 of the SNC Plan provided a special supplemental retirement benefit (the “Retirement Plan Supplement”) to supplement the benefits payable to Participants under the tax-qualified Southern National Corporation Pension Plan (the defined benefit plan sponsored by Truist Financial Corporation, formerly BB&T and which formerly had been known as the “Retirement Plan for the Employees of Branch Banking and Trust Company”). The provisions of the SNC Plan relating to the Retirement Plan Supplement have been incorporated into the non- qualified supplemental retirement plan which became effective as of January 1, 1997 and which is now known as the Truist Financial Corporation Non-Qualified Defined Benefit Plan (formerly known as the BB&T Non-Qualified Defined Benefit Plan).
E.4    SPECIAL PROVISIONS RELATING TO SCOTT & STRINGFELLOW, INC. AND SCOTT & STRINGFELLOW FINANCIAL, INC. DEFERRAL PLAN. Prior to July 1, 2001, Scott & Stringfellow, Inc. (“S&S”) sponsored and maintained the Scott & Stringfellow, Inc. and Scott & Stringfellow Financial, Inc. Deferral Plan (the “S&S Plan”). The purpose of the S&S Plan was to provide selected key employees with the opportunity to defer compensation on a pre-tax basis and to restore certain benefits that would have been provided under the tax-qualified plan of S&S except for the limitations under the Code. Effective as of July 1, 2001, the S&S Plan was merged into the BB&T Supplemental Defined Contribution Plan for Highly Compensated Employees (the “Supplemental Plan”), and all participants in the S&S Plan (the “Former S&S Participants”), became Participants in the Supplemental Plan on such date. Each Former S&S Participant’s Deferral Account under the S&S Plan became his Salary Reduction Account under the Supplemental Plan. Each Former S&S Participant’s Profit Sharing Account under the S&S Plan became his Profit Sharing Account under the Supplemental Plan. Effective August 1, 2020, the Supplemental Plan was merged into the Plan. Notwithstanding the provisions of Article V of the Plan (and the Supplemental Plan), a Former S&S Participant’s Profit Sharing Account shall be subject to the special distribution rules hereinafter set forth in this Appendix E.4.
1.Payment of Benefits Upon Termination of Service
(a)If a Former S&S Participant incurs a Separation from Service after his Tenth Anniversary (as defined in Section 3 of this Appendix E-4), the Former S&S Participant shall receive his Profit Sharing Account in a single sum cash payment within 60 days after the date that is six months and one day after his Separation from Service; provided, however, that if such 60-day period begins in one taxable year and ends in another, the Former S&S Participant shall not have the right to designate the taxable year of payment.
(b)If a Former S&S Participant incurs a Separation from Service before his Tenth Anniversary and the Former S&S Participant does not join a Competing Business (as defined in Section 3 of this Appendix E-4) within six months after his Separation from Service, the Former S&S Participant shall receive his Profit Sharing Account in a single sum cash payment within 60 days after the date that is six months and one day after his Separation from Service; provided, however, that if such 60-day period begins in one taxable year and ends in another, the Former S&S Participant shall not have the right to designate the taxable year of payment.

(c)If a Former S&S Participant incurs a Separation from Service before his Tenth Anniversary and joins a Competing Business within 6 months after his Separation from Service, the Former S&S Participant shall forfeit the amount credited to his Profit Sharing Account.
(d)If a Former S&S Participant dies while an Employee of the Employer and before receiving payment of his Profit Sharing Account, the balance in his Profit Sharing Account shall be paid to his Beneficiary as provided in Section 5.3.1. If a Former S&S Participant dies within six months after his Separation from Service, any amount that would have been payable to the Participant had he not died shall be paid to his Beneficiary as provided in Section 5.3.1.
2.Payment of Benefits After Age 70. Notwithstanding the foregoing, if a Former S&S Participant does not have a Separation from Service prior to attaining age 70, the Former S&S Participant’s Profit Sharing Account shall be paid in a single sum cash payment within 90 days after the later of (i) the Former S&S Participant’s 70th birthday or (ii) the Former S&S Participant’s Tenth Anniversary; provided, however, that if such 90-day period begins in one taxable year and ends in another, the Former S&S Participant shall not have the right to designate the taxable year of payment.
3.Definitions for Appendix E.4.
(a)Tenth Anniversary. A Former S&S Participant’s Tenth Anniversary shall be the date on which he completes 10 years of continuous employment with the Employer after the date he first became a participant in the S&S Plan.
(b)Competing Business. A Competing Business is any business that is engaged in an activity competitive with the business of the Employer in· the same geographic area in which the Employer does business. A Former S&S Participant will be considered to have joined a Competing Business if, within 6 months after the Former S&S Participant’s Separation from Service, the Former S&S Participant, directly or indirectly, alone or as a member of a partnership or group, (i) owns greater than a 5% interest in a Competing Business or (ii) manages, operates, joins, controls, is employed by, is a director of, participates in, advises, or engages in management, ownership, operation or control of any Competing Business. The Plan Administrator shall have sole discretion to determine whether a Participant has joined a Competing Business, and the determination of the Plan Administrator shall be final and binding.

APPENDIX F
SUNTRUST ACCOUNTS

Effective June 1, 2020, the SunTrust Plan (as defined below) merged into the Plan. Notwithstanding anything in the Plan to the contrary, the terms of this Appendix F shall apply to SunTrust Accounts, including without limitation accounts maintained with respect to the 401(k) Excess Plan and the Prior Deferred Compensation Plan.
Definitions. Whenever used in this Appendix F, the following capitalized terms shall have the meaning set forth below. Capitalized terms used in this Appendix F and not otherwise defined herein shall have the meanings set forth in the Plan:
(1)    The term “Base Salary” shall mean the pre-tax amount of a SunTrust Participant’s regular base salary from the Company and all Affiliates as in effect from time to time during a Plan Year, disregarding any deferrals or withholdings from such base salary and including any compensation classified on the payroll as vacation pay or sick pay earned during that Plan Year. Base Salary shall not include any amount of a SunTrust Participant’s base salary payable in a form denominated as “salary shares” or “salary units.”
(2)    The term “Disabled” or “Disability” shall mean a SunTrust Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the SunTrust Participant’s employer and, in addition, has begun to receive benefits under SunTrust’s Long-Term Disability Plan, or any successor.
(3)    The term “Eligible Income” shall mean Base Salary and Incentive Awards.
(4)    The term “Eligible Plan” shall mean any plan pursuant to which a Mandatory Deferral was made under the SunTrust Plan.
(5)    The term “401(k) Excess Plan” shall mean the SunTrust Banks, Inc. 401(k) Excess Plan, which merged into the SunTrust Plan effective December 31, 2009.
(6)    The term “Incentive Award” shall mean the pre-tax amount of a SunTrust Participant’s bonus, incentive or commission, or similar variable pay, disregarding any deferrals, offsets, or withholdings from such incentive award, which is earned under an Eligible Plan. Notwithstanding the foregoing, Incentive Awards shall exclude any bonus pay that is not earned under a pre-determined plan, such as any non-reoccurring promotional program, referral, signing or spot bonuses, and any bonus pay that is payable on a monthly basis under an Eligible Plan.
(7)    The term “Mandatory Deferral” shall mean: (i) any “Mandatory Deferral” made under the SunTrust Plan; and (ii) any 2020 Mandatory Deferral made under Section F.5 of this Appendix F.

(8)    The term “Prior Deferred Compensation Plan” means the prior SunTrust Banks, Inc. Deferred Compensation Plan, which merged into the SunTrust Plan effective December 31, 2009.
(9)    The term “Retirement” shall mean a SunTrust Participant’s Separation from Service on or after attaining age fifty-five (55) and completing at least five (5) “Years of Vesting Service” as defined under the SunTrust Banks, Inc. Retirement Plan (or any successor plan).
(10)    The term “SunTrust Account” shall mean the separate bookkeeping account to be kept for each SunTrust Participant pursuant to Section F.2.
(11)    The term “SunTrust Company Contribution Account” shall mean the portion of a SunTrust Participant’s SunTrust Account attributable to: (i) his or her “Company Contribution Account” under the SunTrust Plan immediately prior to June 1, 2020, and any earnings thereon; and (ii) matching and true-up contributions under Section F.6, and any earnings thereon.
(12)    The term “SunTrust Participant” shall mean an individual who, as of immediately prior to June 1, 2020, was a “Participant” under the SunTrust Plan.
(13)    The term “SunTrust Plan” shall mean the SunTrust Banks, Inc. Deferred Compensation Plan, amended and restated as of January 1, 2015, as amended from time to time.
(14)    The term “SunTrust 2020 Base Salary Deferral Election” shall mean a SunTrust Participant’s irrevocable election under the SunTrust Plan to defer Base Salary earned in 2020.
F.2    Establishment of SunTrust Accounts. A SunTrust Account shall be kept under this Appendix F for each SunTrust Participant.
F.3    Prior SunTrust Plan Balances. Effective June 1, 2020, any amount credited to a SunTrust Participant’s “Account” and “Company Contribution Account” under the SunTrust Plan immediately prior to June 1, 2020, and any amount credited to a SunTrust Participant’s accounts under the 401(k) Excess Plan and Prior Deferred Compensation Plan, shall be credited to his or her SunTrust Account.
F.4    SunTrust 2020 Base Salary Deferral Elections. A SunTrust Participant’s SunTrust Account shall be credited with deferrals of Base Salary received by the SunTrust Participant on or after June 1, 2020 during the 2020 Plan Year, in accordance with his or her SunTrust 2020 Base Salary Deferral Election. For the avoidance of doubt, a SunTrust Participant’s SunTrust 2020 Base Salary Deferral Election shall not apply to compensation for services performed in any future Plan Year. If a SunTrust Participant becomes Disabled or obtains a distribution under Section F.8.7 on account of an Unforeseeable Emergency, his or her outstanding 2020 Base Salary Deferral Election under this Section F.4 shall be cancelled and no further Base Salary will be deferred under such election.

F.5    SunTrust 2020 Mandatory Deferrals. If any portion of an Incentive Award earned for the 2020 Plan Year is subject to mandatory deferral (as provided in the applicable Eligible Plan) (each, a “2020 Mandatory Deferral”), then such 2020 Mandatory Deferral shall be subject to the provisions of this Appendix F. With respect to such 2020 Mandatory Deferral, the terms of the Eligible Plan shall determine whether all or part of such 2020 Mandatory Deferral is subject to a vesting schedule and if so, what the vesting schedule is; and whether such 2020 Mandatory Deferral is subject to any special investment restrictions. Each 2020 Mandatory Deferral shall be credited to the SunTrust Participant’s SunTrust Account as soon as practicable after the amounts would have otherwise been paid and be paid in accordance with Section F.8.8.
F.6    SunTrust Company Contributions. A SunTrust Participant’s SunTrust Company Contribution Account shall be credited with the following amounts:
F.6.1    Matching Contributions. The Company shall credit to a SunTrust Participant’s SunTrust Company Contribution Account an amount, if any, equal to his or her elective deferrals credited for the 2020 Plan Year under Section F.4 up to a maximum of 6% of the difference between Sections F.6.1(a) and (b) below:
(a)    An amount equal to the lesser of: (i) the SunTrust Participant’s Eligible Income paid or deferred during the 2020 Plan Year, or (ii) two (2) times the annual compensation limit under Code section 401(a) (17) for the 2020 Plan Year; and
(b)    The annual compensation limit under Code section 401(a) (17) for the 2020 Plan Year.
Subject to the limitation above, each SunTrust Participant’s SunTrust Company Contribution Account shall be credited with contributions under this Section F.6.1 as earned on a pay period basis after the total of such SunTrust Participant’s Eligible Income from the Company or an Affiliate reaches the annual compensation limit under Code section 401(a) (17) for the 2020 Plan Year.
F.6.2    True-Up Contributions. The Company shall credit to a SunTrust Participant’s SunTrust Company Contribution Account the following amounts, if applicable (a “True-Up Contribution”):
(a)    Nonqualified True-Up Contribution. As soon as practicable on or after the last payroll processing date of the 2020 Plan Year, for each SunTrust Participant who was eligible to defer Base Salary in 2020 under the SunTrust Plan, the Company shall make a True-Up Contribution, if any, equal to the difference between (i) the matching contributions for the SunTrust Participant determined for such Plan Year under Section 3.5(a) of the SunTrust Plan and Section F.6.1, regardless of when the Participant reaches the annual compensation limit under Code section 401(a)(17), minus (ii) the actual amount of any matching contributions under Section

3.5(a) of the SunTrust Plan and Section F.6.1 credited during the 2020 Plan Year. In no event shall this True-Up Contribution exceed the SunTrust Participant’s total elective deferrals under Section 3.2 of the SunTrust Plan and Section F.4 for the 2020 Plan Year.
(b)    Savings Plan True-Up Contribution. As soon as practicable on or after the last payroll processing date of the 2020 Plan Year, for each SunTrust Participant who defers compensation under the SunTrust Banks, Inc. 401(k) Savings Plan or its successor (the “Savings Plan”) equal to the maximum contribution limit under Code section 402(g) and whose “Compensation” (as defined in the Savings Plan) during the 2020 Plan Year is less than the Code section 401(a)(17) limit for such Plan Year solely as a result of making elective deferrals under the SunTrust Plan or this Appendix F, the Company shall make a True-Up Contribution equal to six (6) percent of the difference between (x) the Code section 401(a)(17) limit for such Plan Year, minus (y) the amount of “Compensation” (as defined in the Savings Plan) paid to the Participant during such Plan Year.
F.7    Vesting. Except with respect to the portion of the SunTrust Account attributable to amounts credited to the accounts under the 401(k) Excess Plan and Prior Deferred Compensation Plan, the following vesting provisions apply to amounts credited to a SunTrust Participant’s SunTrust Account:
F.7.1    Generally. Except as provided in Sections F.7.2, a SunTrust Participant’s interest in his SunTrust Account is one hundred percent (100%) vested and nonforfeitable at all times.
F.7.2    Mandatory Deferrals. If a SunTrust Participant’s SunTrust Account has any amount attributable to a Mandatory Deferral that is subject to a vesting period (as set forth in the applicable Eligible Plan), and the SunTrust Participant terminates employment with the Company and its Affiliates for any reason prior to meeting the vesting requirements for such Mandatory Deferral, then that portion of the Mandatory Deferral that is not vested, and the earnings on such nonvested portion shall be forfeited and deducted from the SunTrust Participant’s SunTrust Account. Notwithstanding the foregoing, unless approved by an officer who is an Executive Manager of the Company and otherwise specified in the Eligible Plan, upon a SunTrust Participant’s death, Disability, Retirement or involuntary termination of employment resulting in the Participant’s eligibility to receive benefits under the SunTrust Banks, Inc. Severance Pay Plan, or a successor, (disregarding for purposes of determining eligibility, the SunTrust Participant’s eligibility to receive severance benefits under another severance plan or individual agreement maintained by the Company or an Affiliate), the SunTrust Participant’s nonvested SunTrust Account balance shall fully vest as of the date such forfeiture would otherwise occur.

F.8    Payment of SunTrust Accounts. Except with respect to the portion of the SunTrust Account attributable to amounts credited to the accounts under the 401(k) Excess Plan and Prior Deferred Compensation Plan, a SunTrust Participant’s SunTrust Account shall be paid as follows:
F.8.1    Normal Form of Payment and Commencement. Except as otherwise provided in this Appendix F, when a SunTrust Participant Separates from Service for any reason, he shall be paid the vested balance of his or her SunTrust Account, if any, in a single lump sum cash payment during the first quarter of the calendar year immediately following the year in which his or her Separation from Service occurs.
F.8.2    Alternate Form of Payment Election. To the extent validly elected by a SunTrust Participant under the SunTrust Plan with respect to an amount in his or her SunTrust Account, such amount shall be distributed in five (5) annual installments, with the first payment commencing in the first quarter of the calendar year immediately following the year in which the SunTrust Participant Separates from Service. Each subsequent annual installment shall be paid during the first quarter of each of the subsequent four (4) calendar years. Notwithstanding any such election by a SunTrust Participant, if the sum of the SunTrust Participant’s total vested benefits under the Plan, including amounts credited under the 401(k) Excess Plan, the Prior Deferred Compensation Plan and any other account balance plan required to be aggregated with the Plan, as described in Treas. Reg. § 1.409A-1(c)(2)(i), is less than the applicable dollar amount under Code section 402(g)(1)(B) at the time payments commence under this Section F.8.2, the vested balance of his or her SunTrust Account shall be distributed in a lump sum payment during the first quarter of the calendar year immediately following the year in which he or she Separates from Service.
F.8.3    In-Service Distribution Election. To the extent validly elected by a SunTrust Participant under the SunTrust Plan with respect to an amount in his or her SunTrust Account, such amount (and any earnings thereon) shall be paid to the SunTrust Participant as of a specified date validly designated by such SunTrust Participant under such election. Unless otherwise specified on the applicable deferral election form or as set forth herein, the deferred amount subject to this election will be paid in a lump sum on the date determined by the Committee within the first quarter of the calendar year selected by the SunTrust Participant as the specified date for payment. Notwithstanding the foregoing, if a SunTrust Participant should Separate from Service before the applicable specified date, any vested amount subject to an in-service distribution election pursuant to this Section F.8.3 will be paid in a lump sum in accordance with Section F.8.1 and will not be subject to an election, if any, under Section F.8.2.

F.8.4    Subsequent Deferral Election. To the extent a SunTrust Participant made a valid election to subsequently change the time or form of distribution of any amount under the SunTrust Plan, such election shall continue to apply to such amount (and any earnings thereon); provided that such election shall be effective only if the following conditions are satisfied:
(a)    The new election may not take effect until at least twelve (12) months after the date on which the new election is made;
(b)    In the case of an election to change the time or form of a distribution of an amount described in Section F.8.1, F.8.2, or F.8.3, a distribution may not be made earlier than at least five (5) years from the date the distribution would have otherwise been made; and
(c)    In the case of an election to change the time of a distribution of an amount described in Section F.8.3, the election must be made at least twelve (12) months before the date the distribution is scheduled to be paid.
F.8.5    Payment of Death Benefit. Notwithstanding any elections by a SunTrust Participant or provisions of Appendix F to the contrary, if a SunTrust Participant dies at any time (including after his or her Separation from Service), the vested balance in his or her SunTrust Account, if any, shall be distributed to his or her Beneficiary (determined in accordance with Article XII of the Plan) in a lump sum payment in the first quarter of the calendar year immediately following the year of the SunTrust Participant’s death (provided that any payment that would occur before such calendar quarter shall be paid as scheduled).
F.8.6    Disability. Notwithstanding any elections by a SunTrust Participant or provisions of this Appendix F to the contrary, if a SunTrust Participant becomes Disabled at any time, then his vested balance in his or her SunTrust Account, if any, will be distributed to the SunTrust Participant in a lump sum payment in the first quarter of the calendar year immediately following the year in which the SunTrust Participant becomes Disabled (provided that any payment that would occur before such calendar quarter shall be paid as scheduled).
F.8.7    Withdrawals for Unforeseeable Emergency. Except as provided in Section F.8.8, a SunTrust Participant may withdraw all or any portion of the vested balance in his or her SunTrust Account, if any, for an Unforeseeable Emergency in accordance with Article VI of the Plan.
F.8.8    Distribution of Mandatory Deferrals. Notwithstanding any other provision of this Appendix F to the contrary, the vested portion of an amount attributable to a Mandatory Deferral shall be paid in a lump sum on the specified date for each Mandatory Deferral set forth in the Eligible Plan or, if earlier, upon the SunTrust Participant’s death or Disability in accordance with Section F.8.5 or F.8.6, respectively. In no event shall any Mandatory Deferrals be subject to an election under Section F.8.2, F.8.3 or F.8.4, or to payment under Section F.8.7.
F.8.9    Key Employee Delay. Notwithstanding any other provision of Appendix F to the contrary, in the event that a SunTrust Participant is a Specified Employee at the time of his Separation from Service, to the extent that any portion of his vested SunTrust Account would constitute “nonqualified deferred compensation” within the meaning of Section 409A, such portion shall be paid in accordance with Section 5.2.2(b) of the Plan.
F.9    401(k) Excess Plan and Prior Deferred Compensation Plan. Notwithstanding anything in this Appendix F to the contrary, the distribution of all amounts in a SunTrust Participant’s SunTrust Account attributable to amounts earned prior to 2010 and deferred under the 401(k) Excess Plan or the Prior Deferred Compensation Plan shall be made in accordance with the terms of the 401(k) Excess Plan and the Prior Deferred Compensation Plan as in effect immediately prior to the merger of those two plans into the SunTrust Plan on December 31, 2009, including any “grandfathered amounts” that were earned and vested (within the meaning of Section 409A and regulations thereunder) under each plan prior to 2005 (and earnings thereon) (the “Grandfathered Amounts”). Benefits earned under the 401(k) Excess Plan and the Prior Deferred Compensation Plan prior to 2010 have been maintained in separate accounts. The relevant terms of the 401(k) Excess Plan and the Prior Deferred Compensation Plan, including the provisions relating to the Grandfathered Amounts, are summarized in Addenda A and B to this Appendix F, respectively.
F.10     Plan Terms Apply. Except as otherwise specifically provided in this Appendix F, the terms and conditions of the Plan shall apply to SunTrust Accounts.

Addendum A to Appendix F
AMOUNTS DEFERRED UNDER 401(K) EXCESS PLAN
The following provisions in this Addendum A summarize the distribution and certain other rules in effect during the stated periods under the SunTrust Banks, Inc. 401(k) Excess Plan, amended and restated effective as of January 1, 2009 (the “401(k) Excess Plan”). However, other than certain administrative changes described below, nothing in this Addendum A shall change or alter the terms of the 401(k) Excess Plan in effect as of any date. Except as otherwise noted herein, all capitalized terms in this Addendum A shall be defined in accordance with the terms of the 401(k) Excess Plan as in effect immediately prior to the plan merger with the SunTrust Banks, Inc. Deferred Compensation Plan (the “Prior Deferred Compensation Plan”) on December 31, 2009, and all Section references in this Addendum A shall refer to Sections in this Addendum A or the Section of the 401(k) Excess Plan in effect as of a certain date.
Distribution of amounts deferred (and earnings thereon) under the 401(k) Excess Plan that were earned and vested (within the meaning of Code section 409A) prior to 2005 and that are exempt from the requirements of Code section 409A (the “401(k) Excess Plan Grandfathered Amounts”) shall be made in accordance with the terms of the 401(k) Excess Plan as in effect on October 3, 2004, and as summarized in Part A1 of this Addendum A.
Distribution of amounts deferred (and earnings thereon) under the 401(k) Excess Plan that were earned for services performed during the period from January 1, 2005 to December 31, 2009 (“401(k) Excess Plan 2005-2009 Amounts”) shall be made in accordance with the terms of the 401(k) Excess Plan as in effect immediately prior to the plan merger with the Prior Deferred Compensation Plan on December 31, 2009, and as summarized in Part A2 of this Addendum A.
On December 6, 2019, SunTrust Banks, Inc. and BB&T Corporation merged to form Truist Financial Corporation. This Addendum A reflects changes in the administration of the 401(k) Excess Plan subsequent to such merger. For purpose of this Addendum A, the following terms shall have the meanings set forth in the Truist Financial Corporation Non-Qualified Defined Contribution Plan: Affiliate; Beneficiary; Board; the Committee; and the Company.

PART A1
401(K) EXCESS PLAN GRANDFATHERED AMOUNTS

Article 6
Distributions

A1-6.1    Normal Form of Payment and Commencement. Except as otherwise provided in this Section A1-6.1, when a Participant separates from service with the Company and its Affiliates for any reason, he shall be paid his 401(k) Excess Plan benefit in a single lump-sum cash payment during the first quarter of the calendar year immediately following the year of his separation. The amount payable to the Participant shall be equal to the balance of the Participant’s Account as of the Valuation Date immediately preceding the date of distribution, less withholding for applicable federal and state taxes.
A1-6.2    Alternate Form of Payment Election. A Participant may elect, in lieu of the lump-sum payment described in Section A1-6.1, to receive payment of his total benefit under this 401(k) Excess Plan in five (5) substantially equal annual installments, payable in cash; provided that such election is effective, as set forth below, at least twelve (12) months before the scheduled payment date following the Participant’s separation from service. The initial installment shall be paid during the first quarter of the calendar year immediately following the year of his separation. Each subsequent annual installment shall be paid during the first quarter of each of the subsequent four calendar years. Each installment payment shall be determined based on the balance of the Participant’s Account as of the Valuation Date immediately preceding the date of payment and shall be reduced by withholding for applicable federal and state taxes. A Participant’s election to receive installment payments of his 401(k) Excess Plan benefit pursuant to this Section A1-6.2 shall be made in writing on such forms as may be provided by the Committee and shall not be effective until received and approved by the Committee.
A1-6.3    Death. In the event of a Participant’s death, the Committee shall authorize payment to the Participant’s Beneficiary of any benefits due hereunder but not paid to the Participant prior to his death. Payment shall be made at the same time as if the Participant had retired on the date of his death and in accordance with the Participant’s distribution election in effect at his death. The Beneficiary may request a change in the form of payment by making a written request to the Committee prior to January 1 of the calendar year in which the benefit will be paid. The Committee has sole discretion and authority to approve or deny the Beneficiary’s request, taking into account such factors as the Committee may deem appropriate.
If a Participant dies after having received one or more installments but before all installment payments have been made, the remaining annual installment payments shall be paid to his Beneficiary at the same time they would otherwise have been paid to the Participant. The Beneficiary may request an accelerated payment in the form of a lump-sum cash payment by making a written request to the Committee prior to the January 1 of the calendar year in which the benefit will be paid. The Committee has sole discretion and authority to approve or deny the Beneficiary’s request.
A1-6.4    Disability. A Participant shall be entitled to payment of his 401(k) Excess Plan benefit in the event of his Total Disability only if the conditions of Subsections A1-6.4.1 and A1-6.4.2 are met. In such situation, payment of the Participant’s benefit shall commence pursuant to Sections A1-6.1 or A1-6.2 as if the Participant separated from service on the date all such conditions are met. A Participant shall be considered to have a Total Disability only if:
A1-6.4.1     The Participant has incurred a “Total Disability” as such term is defined in the SunTrust Banks, Inc. Long-Term Disability Plan (or any successor plan), which entitle the Participant to disability payments under such Plan; and

A1-6.4.2    The Committee determines, in its sole discretion, based upon medical evidence furnished by the Participant, that the disability is anticipated to be a permanent disability.
A1-6.5    Extreme Financial Hardship. A Participant may request a distribution of all or part of his vested 401(k) Excess Plan benefit prior to the date specified in Sections A1-6.1 through A1-6.4 due to an extreme financial hardship, by submitting a written request to the Committee with evidence satisfactory to the Committee to demonstrate the circumstances constituting the extreme financial hardship. The Committee, in its sole discretion, shall determine whether an extreme financial hardship exists. An extreme financial hardship means an immediate, catastrophic financial need of the Participant occasioned by (i) a tragic event, such as the death, total disability, serious injury or illness of a Participant or the Participant’s spouse, child or dependent; or (ii) an extreme financial reversal or other impending catastrophic event which has resulted in, or will result in, harm to the Participant or the Participant’s spouse, child or dependent. A distribution for extreme financial hardship may not exceed the amount required to meet the hardship and may be made only if the Committee finds the extreme financial hardship may not be alleviated from other resources reasonably available to the Participant, including without limitation, liquidation of investment assets or luxury assets, or loans from financial institutions or other sources. The Committee shall have the authority to require the Participant to provide such evidence as the Committee deems necessary to determine whether distribution is warranted pursuant to this Section A1-6.5. The Committee shall use uniform and nondiscriminatory standards in reviewing any requests for distributions to meet an extreme financial hardship.
A1-6.5.1    Form and Commencement. A hardship distribution to a Participant pursuant to this Section A1-6.5 shall be made in a single lump-sum cash payment (less withholding for applicable federal and state taxes) as soon as practicable after the Committee approves the hardship request. Amounts distributed for hardship shall be deemed to reduce pro rata the deemed investment in each Investment Fund, including any Employer Stock, in the Participant’s Account.
A1-6.5.2    Accelerated Installment Payments. A Participant who has commenced receiving installment payments pursuant to Section A1-6.2 may request acceleration of such payments in the event of an extreme financial hardship. The Committee may permit accelerated payments to the extent such accelerated payment does not exceed the amount necessary to meet the extreme financial hardship.
A1-6.6    Payment to Guardian, Legal Representative or Other. If a benefit hereunder is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of his property, the Committee may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the benefit. A payment pursuant to this Section A1-6.6 shall completely discharge the Committee and the Company from all liability with respect to such benefit.

Article 9
Miscellaneous

A1-9.8    Right to Amend or Terminate Plan. The Company expects to continue this 401(k) Excess Plan indefinitely, but reserves the right to amend or discontinue the 401(k) Excess Plan should it deem such an amendment or discontinuance necessary or desirable, subject to the restrictions on amendments after a Change in Control. Any individual or entity who is authorized to amend or terminate the Truist Financial Corporation Non-Qualified Defined Contribution Plan under Article XIII thereof shall similarly be authorized on behalf of the Company to amend or discontinue the 401(k) Excess Plan. However, if the Company should amend or discontinue this 401(k) Excess Plan, the Company shall be liable for any contributions and earnings thereon that have accrued and are vested as of the date of such action.
PART A2
401(K) EXCESS PLAN 2005-2009 AMOUNTS

Article 5
Vesting

A2-5.1    Generally. Except as provided in Section 4.3 with respect to excess matching contributions which are deemed a forfeiture and in Section A2-5.2, a Participant’s interest in his benefit under the 401(k) Excess Plan is one hundred percent (100%) vested and nonforfeitable at all times.
A2-5.2    Exception. A Participant and his Beneficiary shall completely forfeit that portion of his benefit under the 401(k) Excess Plan attributable to Employer matching contributions pursuant to Sections 4.3 and 4.6 (whenever allocated) if the Participant is terminated for Cause by the Company or an Affiliate. Forfeiture under this Section A2-5.2 shall be in addition to any other remedies which may be available to the Company or an Affiliate at law or in equity. This Section A2-5.2 shall not apply to any Participant to whom Article 7 applies or to any ANEX Plan Frozen Balance.
Article 6
Distributions

A2-6.1    Normal Form of Payment and Commencement. Except as otherwise provided in this Article 6, when a Participant Separates from Service with the Company and its Affiliates for any reason, he shall be paid his 401(k) Excess Plan benefit in a single lump-sum cash payment during the first quarter of the calendar year immediately following the year of his Separation from Service. The amount payable to the Participant shall be equal to the balance of the Participant’s Account as of the Valuation Date immediately preceding the date of distribution, less any required withholding for applicable federal and state income taxes and employment taxes.
A2-6.2    Alternate Form of Payment Election. A Participant who does not wish to have his benefit under this 401(k) Excess Plan paid in a lump sum pursuant to Section A2-6.1 may elect on a Deferral Election Form to have the portion of his Account related to amounts deferred pursuant to the Deferral Election Form (and earnings thereon) distributed in five (5) annual installments, with the first payment commencing in the first quarter of the calendar year immediately following the year in which the Participant’s Separation from Service occurs. Each subsequent annual installment shall be paid during the first quarter of each of the subsequent four (4) calendar years.
A2-6.2.1    Procedure for Installment Election. A Participant’s election to receive installment payments of the portion of his Account described above in Section A2-6.2 shall be made on such forms, written or electronic, as may be provided by the Committee and shall not be effective until received and approved by the Committee by the relevant Election Date in accordance with Section 2.1. Each installment payment shall be determined based on the vested balance of such portion of the Participant’s Account as of the Valuation Date immediately preceding the date of payment.
A2-6.2.2    Cash-Out. Notwithstanding any elections by a Participant, effective on and after January 1, 2009, if the sum of a Participant’s vested Account balance under this 401(k) Excess Plan and any other account balance plan, as described in Treas. Reg. § 1.409A-1(c)(2)(i), is less than the applicable dollar amount under Code section 402(g)(1)(B) at the time of payment, the full vested Account balance shall be distributed in a lump sum payment during the first quarter of the calendar year immediately following the year in which his Separation from Service occurs, subject to the delay for Key Employee as set forth in Section A2-6.3.
A2-6.3    Key Employee Delay. Notwithstanding anything herein to the contrary, distributions may not be made to a Key Employee upon a Separation from Service before the date which is six (6) months after the date of the Key Employee’s Separation from Service (or, if earlier, the date of death of the Key Employee). Any payments that would otherwise be made during this period of delay shall be accumulated and paid in the seventh month following the Participant’s Separation from Service.
A2-6.4    Subsequent Deferral Election. A Participant may make one or more subsequent elections to change the time or form of a distribution for a deferred amount in accordance with the procedures and distribution rules established by the Committee, but any change in the election shall be effective only if the following conditions are satisfied:
A2-6.4.1    The new election may not take effect until at least twelve (12) months after the date on which the new election is made;
A2-6.4.2    In the case of an election to change the time or form of a distribution under Section A2-6.1 (lump sum payment after Separation from Service) or

A2-6.2 (installments after Separation from Service), a distribution may not be made earlier than at least five (5) years from the date the distribution would have otherwise been made; and
A2-6.4.3    The new election must be made at least twelve (12) months before the date the distribution is scheduled to be paid.
A2-6.5    Payment of Death Benefit. Notwithstanding any elections by the Participant or provisions of the 401(k) Excess Plan to the contrary, if a Participant dies at any time (including after his Separation from Service), the Committee shall authorize payment to the Participant’s Beneficiary of any vested benefits due under the 401(k) Excess Plan but not paid to the Participant prior to his death. Payment of the Participant’s vested Account balance shall be distributed to the Beneficiary in a lump sum payment in the first quarter of the calendar year immediately following the year of the Participant’s death (provided that any payment that would occur before such calendar quarter shall be paid as scheduled).
A2-6.6    Disability. Notwithstanding any elections by a Participant or provisions of the 401(k) Excess Plan to the contrary, if a Participant becomes Disabled at any time, then his vested Account balance will be distributed to the Participant in a lump sum payment in the first quarter of the calendar year immediately following the year in which the Participant becomes Disabled (provided that any payment that would occur before such calendar quarter shall be paid as scheduled).
A2-6.7    Withdrawals for Unforeseeable Emergency. A Participant may withdraw all or any portion of his vested Account balance for an Unforeseeable Emergency. The amounts distributed with respect to an Unforeseeable Emergency may not exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under this 401(k) Excess Plan.
A2-6.7.1     Definition. “Unforeseeable Emergency” means, for this purpose, a severe financial hardship to a Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code section 152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.
A2-6.7.2    Participant Evidence. The Committee shall have the authority to require the Participant to provide such evidence as it deems necessary to determine whether distribution is warranted pursuant to this Section A2-6.7. The Committee shall use uniform and nondiscriminatory standards in reviewing any requests for distributions to meet an Unforeseeable Emergency. Amounts distributed under this Section A2-6.7 shall be deemed to reduce pro rata the deemed investment in each Investment Fund in the Participant’s Account.
A2-6.7.3    Accelerated Payments. A Participant who has commenced receiving installment payments pursuant to Section A2-6.2 shall receive an accelerated payment of such installments under this Section A2-6.7.3 to the extent such accelerated payment does not exceed the amount necessary to meet the Unforeseeable Emergency.
A2-6.8    Special One-Time Election. Notwithstanding any prior elections or 401(k) Excess Plan provisions to the contrary, a Participant who was an employee of the Company and its Affiliates (including on a paid leave of absence) may have made an election to receive all or a specified portion of his or her Account pursuant to Section A2-6.1 and A2-6.2. Any such election must have become irrevocable on or before December 31, 2008 and must have been made in accordance with the procedures and distribution rules established by the Compensation Committee of SunTrust Banks, Inc. and the transition rules under Code section 409A.
A2-6.9    Pre-2005 Deferrals. Notwithstanding the foregoing, Part A1 of this Addendum A governs the distribution of amounts that were earned and vested (within the meaning of Code section 409A and regulations thereunder) under the 401(k) Excess Plan prior to 2005 (and earnings thereon) and are exempt from the requirements of Code section 409A.
A2-6.10    Effect of Taxation. If a portion of the Participant’s Account balance is includible in income under Code section 409A, such portion shall be distributed immediately to the Participant.
A2-6.11    Permitted Delays. Notwithstanding the foregoing, any payment to a Participant under the 401(k) Excess Plan shall be delayed upon the Committee’s reasonable anticipation that the making of the payment would violate Federal securities laws or other applicable law; provided that any payment delayed pursuant to this Section A2-6.11 shall be paid in accordance with Code section 409A on the earliest date on which the Company reasonably anticipates that the making of the payment will not cause a violation of Federal securities laws or other applicable law.
Article 7
Change in Control

A2-7.1    Purpose. On December 6, 2019, a “Change in Control” (within the meaning of this Article 7) occurred. The purpose of this Article 7 is to provide protection for the benefits payable under this 401(k) Excess Plan to a Participant who was affected by the Change in Control.
A2-7.2    Amendment Restrictions. No amendment shall be made to this 401(k) Excess Plan thereafter which would adversely affect in any manner whatsoever the benefit payable under this 401(k) Excess Plan to any Participant to which this Article 7 applies absent the express written consent of all such Participants. Notwithstanding the foregoing, the Company may amend this 401(k) Excess Plan without Participant consent to the extent such an amendment is required by law or is necessary or desirable to prevent adverse tax consequences to Participants or their Beneficiaries provided that the Company obtains the written opinion of outside counsel that such an amendment is required by law or is necessary or desirable to prevent adverse tax consequences to Participants or their Beneficiaries.
Article 9
Miscellaneous

A2-9.8    Right to Amend or Terminate Plan. The Company expects to continue this 401(k) Excess Plan indefinitely, but reserves the right to amend or discontinue the 401(k) Excess Plan should it deem such an amendment or discontinuance necessary or desirable. Any individual or entity who is authorized to amend or terminate the Truist Financial Corporation Non-Qualified Defined Contribution Plan under Article XIII thereof shall similarly be authorized on behalf of the Company to amend or discontinue the 401(k) Excess Plan. However, if the Company should amend or discontinue this 401(k) Excess Plan, the Company shall be liable for payment of any amounts deferred under this 401(k) Excess Plan and earnings thereon that have accrued and are vested as of the date of such action.
A2-9.8.1    Distribution of Accounts. If the Company terminates the 401(k) Excess Plan, distribution of balances in Accounts shall be made to Participants and Beneficiaries in the manner and at the time as provided in Article 6, unless the Company determines in its sole discretion that all such amounts shall be distributed upon termination in accordance with the requirements under Code section 409A.
A2-9.8.2    409A Requirements. Notwithstanding the foregoing, no amendment of the 401(k) Excess Plan shall apply to amounts that were earned and vested (within the meaning of Code section 409A and regulations thereunder) under the 401(k) Excess Plan prior to 2005, unless the amendment specifically provides that it applies to such amounts. The purpose of this restriction is to prevent a 401(k) Excess Plan amendment from resulting in an inadvertent “material modification” to amounts that are “grandfathered” and exempt from the requirements of Code section 409A.

Addendum B to Appendix F
AMOUNTS DEFERRED UNDER THE
PRIOR DEFERRED COMPENSATION PLAN

The following provisions in this Addendum B summarize the distribution and certain other rules in effect during the stated periods under the SunTrust Banks, Inc. Deferred Compensation Plan, amended and restated effective January 1, 2009 (the “Prior Deferred Compensation Plan”). However, other than certain administrative changes described below, nothing in this Addendum B shall change or alter the terms of the Prior Deferred Compensation Plan in effect as of any date. Except as otherwise noted herein, all capitalized terms in this Addendum B shall be defined in accordance with the terms of the Prior Deferred Compensation Plan as in effect immediately prior to the plan merger with the SunTrust Banks, Inc. 401(k) Excess Plan (the “401(k) Excess Plan”) on December 31, 2009, and all Section references in this Addendum B shall refer to Sections in this Addendum B or the Section of the Prior Deferred Compensation Plan in effect as of a certain date.
Distribution of amounts deferred (and earnings thereon) under the Prior Deferred Compensation Plan that were earned and vested (within the meaning of Code section 409A) prior to 2005 and that are exempt from the requirements of Code section 409A (the “Prior Deferred Compensation Plan Grandfathered Amounts”) shall be made in accordance with the terms of the Prior Deferred Compensation Plan as in effect on October 3, 2004, and as summarized in Part B1 of this Addendum B.
Distribution of amounts deferred (and earnings thereon) under the Prior Deferred Compensation Plan that were earned for services performed during the period from January 1, 2005 to December 31, 2009 or that were earned for services prior to 2005 and vested after 2004 (the “Prior Deferred Compensation Plan 2005-2009 Amounts”) shall be made in accordance with the terms of the Prior Deferred Compensation Plan as in effect immediately prior to the plan merger with the 401(k) Excess Plan on December 31, 2009, and as summarized in Part B2 of this Addendum B.
On December 6, 2019, SunTrust Banks, Inc. and BB&T Corporation merged to form Truist Financial Corporation. This Addendum B reflects changes in the administration of the Prior Deferred Compensation Plan subsequent to such merger. For purpose of this Addendum B, the following terms shall have the meanings set forth in the Truist Financial Corporation Non-Qualified Defined Contribution Plan: Affiliate; Beneficiary; Board; the Committee; and the Company.
PART B1
PRIOR DEFERRED COMPENSATION PLAN GRANDFATHERED AMOUNTS
Article 6
Distributions

B1-6.1    Normal Form of Payment and Commencement. Except as otherwise provided in this Section B1-6.1, when the Participant separates from service with the Company and its Affiliates for any reason, he shall be paid his vested benefit under this Plan in a single lump sum cash payment during the first quarter of the calendar year immediately following the year of his separation. The amount payable to the Participant shall be equal to the vested balance of the Participant’s Account as of the Valuation Date immediately preceding the date of distribution, less withholding for applicable federal and state taxes.
B1-6.2    Alternate Form of Payment Election. A Participant may elect, in lieu of the lump-sum payment described in Section B1-6.1, to receive payment of his total vested benefit under this Plan in five (5) substantially equal annual installments, payable in cash; provided that such election is effective, as set forth below, at least twelve (12) months before the scheduled payment date following the Participant’s separation from service. The initial installment shall be paid during the first quarter of the calendar year immediately following the year of his separation. Each subsequent annual installment shall be paid during the first quarter of each of the subsequent four (4) calendar years. Each installment payment shall be determined based on the balance of the Participant’s Account as of the Valuation Date immediately preceding the date of payment and shall be reduced by withholding for applicable federal and state taxes. A Participant’s election to receive installment payments of his Plan benefit pursuant to this Section B1-6.2 shall be made in writing on such forms as may be provided by the Committee and shall not be effective until received and approved by the Committee.
B1-6.3    In-Service Distribution Election without Reduction. A Participant may file an election with the Committee for a future in-service distribution of his deferred Award(s) for each Plan Year without incurring a penalty, provided the election is made no less than four (4) years and no more than fifteen (15) years prior to the Designated Distribution Date. A Participant’s election for an in-service distribution pursuant to this Section B1-6.3 shall be a part of his Deferral Election Form and shall be filed with the Committee on or before the Election Date for the applicable Plan Year.
A Participant’s Award to which an in-service distribution election applies pursuant to this Section B1-6.3 shall be maintained as a sub-account of the Participant’s Account unless all of the Participant’s Awards deferred pursuant to this Plan are subject to an in-service distribution election with the same Designated Distribution Date. Awards deferred and not subject to an in-service distribution election are distributed pursuant to Section B1-6.1 or B1-6.2.
B1-6.3.1    Form and Commencement. An in-service distribution shall be paid in a single lump-sum cash payment during the first quarter of the calendar year in which the Designated Distribution Date occurs, based on the value of the Participant’s vested sub-account which is to be distributed in that year, as of the Valuation Date immediately preceding the date of such distribution. The amount of an in-service distribution shall be reduced by applicable withholding for federal and state taxes.
B1-6.3.2    Revoking In-Service Distribution Election. A Participant may revoke an election for an in-service distribution by filing a written revocation with the Committee at least one (1) year prior to the Designated Distribution Date. Upon such revocation, the provisions of Section B1-6.1 shall apply, unless the Participant makes a valid installment election payment pursuant to Section B1-6.2.
B1-6.3.3    Effect of Termination or Death. If a Participant should die or otherwise separate from service with the Company and its Affiliates before his Designated Distribution Date(s), any and all outstanding in-service distribution elections shall be automatically revoked, and any portion of his Account subject to an in-service distribution election pursuant to this Section B1-6.3 shall be paid in accordance with Section B1-6.1 or B1-6.2.

B1-6.4    Death. In the event of a Participant’s death, the Committee shall authorize payment to the Participant’s Beneficiary of any vested benefits due hereunder but not paid to the Participant prior to his death. Payment shall be made at the same time as if the Participant had retired on the date of his death and shall be made in accordance with Section B1-6.1, or if the Participant has a valid installment election in effect at his death, then in accordance with Section B1-6.2. The Beneficiary may request a change to the form of payment by making a written request to the Committee prior to the January 1 of the calendar year in which the benefit will be paid. The Committee has sole discretion and authority to approve or deny the Beneficiary’s request, taking into account such factors as the Committee may deem appropriate.
If a Participant dies after having received one or more installment payments but before all installment payments have been made, the remaining annual installment payments shall be paid to his Beneficiary at the same time they would otherwise have been paid to the Participant. The Beneficiary may request an accelerated payment in the form of a lump-sum cash payment by making a written request to the Committee prior to the January 1 of the calendar year in which the benefit will be paid. The Committee has sole discretion and authority to approve or deny the Beneficiary’s request.
B1-6.5    Disability. A Participant shall be entitled to payment of his Plan benefit in the event of his Total Disability only if the conditions of Sections B1-6.5.1 and B1-6.5.2 are met. In such situation, payment of the Participant’s benefit shall commence pursuant to Section B1-6.1 or B1-6.2 as if the Participant separated from service on the date all such conditions are met. A Participant shall be considered to have a Total Disability only if:
B1-6.5.1    The Participant has incurred a “Total Disability” as such term is defined in SunTrust Banks, Inc. Long-Term Disability Plan (or any successor plan), which entitles the Participant to disability payments under such plan; and
B1-6.5.2    The Committee determines, in its sole discretion, based upon medical evidence furnished by the Participant, that the disability is anticipated to be a permanent disability.
B1-6.6    Extreme Financial Hardship. A Participant may request a distribution of all or part of his vested Plan benefit prior to the date specified in Sections B1-6.1, B1-6.2, B1-6.3, and B1-6.5 due to an extreme financial hardship, by submitting a written request to the Committee with evidence satisfactory to the Committee to demonstrate the circumstances constituting the extreme financial hardship. The Committee, in its sole discretion, shall determine whether an extreme financial hardship exists. An extreme financial hardship means an immediate, catastrophic financial need of the Participant occasioned by (i) a tragic event, such as the death, total disability, serious injury or illness of a Participant or the Participant’s spouse, child or dependent; or (ii) an extreme financial reversal or other impending catastrophic event which has resulted in, or will result in, harm to the Participant or the Participant’s spouse, child or dependent. A distribution for extreme financial hardship may not exceed the amount required to meet the hardship and may be made only if the Committee finds the extreme financial hardship may not be alleviated from other resources reasonably available to the Participant, including without limitation, liquidation of investment assets or luxury assets, or loans from financial institutions or other sources. The Committee shall have the authority to require the Participant to provide such evidence as the Committee deems necessary to determine whether distribution is warranted pursuant to this Section B1-6.6. The Committee shall use uniform and nondiscriminatory standards in reviewing any requests for distributions to meet an extreme financial hardship.
B1-6.6.1    Form and Commencement. A hardship distribution to a Participant pursuant to this Section B1-6.6 shall be made in a single lump-sum cash payment (less withholding for applicable federal and state taxes) as soon as practicable after the Committee approves the hardship request. Amounts distributed for hardship shall be deemed to reduce pro rata the deemed investment in each Investment Fund in the Participant’s Account.
B1-6.6.2    Accelerated Installment Payments. A Participant who has commenced receiving installment payments pursuant to Section B1-6.2 may request acceleration of such payments in the event of an extreme financial hardship. The Committee may permit accelerated payments to the extent such accelerated payment does not exceed the amount necessary to meet the extreme financial hardship.
B1-6.7    Early Withdrawal Election with 10% Reduction. A Participant may file a written election with the Committee to receive an early withdrawal of any vested portion of his Account, provided, however, that such early withdrawal payment shall be subject to a 10% forfeiture, which shall reduce the balance of the Participant’s Account. An early withdrawal payment shall be made in a single lump-sum cash payment (less applicable withholding for federal and state taxes) as soon as practicable after the Committee receives and approves a written request for early withdrawal. Amounts withdrawn under this Section B1-6.7 shall be deemed to reduce pro rata the deemed investment in each Investment Fund in the Participant’s Account. A Participant who receives an early withdrawal may not make an election under Section 3.2 of the Plan to defer his Award(s) for a one (1) year period beginning on the first date at which the application of such cancellation would not violate Code section 409A.
B1-6.8    Payment to Guardian, Legal Representative or Other. If a benefit hereunder is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of his property, the Committee may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution of the Plan benefit. A payment pursuant to this Section B1-6.8 shall completely discharge the Committee and the Company from all liability with respect to such benefit.
Article 8
Miscellaneous

B1-8.7    Right to Amend or Terminate Plan. The amendment or termination of the Plan with respect to the Grandfathered Amounts shall be made in accordance with the Plan terms as in effect on October 3, 2004 and as summarized in this Section B1-8.7. The Company expects to continue this Plan indefinitely, but reserves the right to amend or discontinue the Plan should it deem such an amendment or discontinuance necessary or desirable. Any individual or entity who is authorized to amend or terminate the Truist Financial Corporation Non-Qualified Defined Contribution Plan under Article XIII thereof shall similarly be authorized on behalf of the Company to amend or discontinue this Plan. However, if the Company should amend or discontinue this Plan, the Company shall be liable for payment of any Awards deferred under this Plan and earnings thereon that have accrued and are vested as of the date of such action.

PART B2
PRIOR DEFERRED COMPENSATION PLAN 2005-2009 AMOUNTS

Article 6
Vesting

B2-6.1    Generally. Except as provided in Section B2-6.2, a Participant’s interest in his benefit under this Plan is one hundred percent (100%) vested and nonforfeitable at all times.
B2-6.2    Exception. If a Participant’s Account has been credited with an amount that is subject to a vesting period (as defined in the Eligible Plan), and the Participant terminates employment with the Company and its Affiliates for any reason prior to meeting the vesting requirements for such amount, then that portion of the amount that is not vested, and the earnings on such nonvested portion shall be forfeited and deducted from the Participant’s Account. Notwithstanding the foregoing: (1) an Eligible Plan may provide that the nonvested portion of a Participant’s Account shall not be forfeited if the Participant is terminated without Cause within three (3) years following a Change in Control, and, in such case, the provisions of Section B2-6.3 of this Plan shall control unless the Eligible Plan provides otherwise; and (2) upon a Participant’s death, Disability, Retirement or involuntary termination of employment resulting in the Participant’s eligibility to receive benefits under SunTrust Banks, Inc. Severance Pay Plan, or any successor plan, the Participant’s nonvested Account balance shall fully vest as of the date that forfeiture would otherwise occur. The second clause of the preceding sentence shall apply to any Mandatory Deferral credited under the Plan after June 30, 2007, unless the Eligible Plan in connection with such Mandatory Deferral specifically provides one or all of the events described in the second clause shall not result in full vesting.
B2-6.3    Change in Control. Unless an Eligible Plan provides for some other treatment, if a Participant’s employment with the Company or any Affiliate or their successors is terminated without Cause within three (3) years of a Change in Control, any portion of the Participant’s Account that was nonvested at the Change in Control and has not yet vested shall become fully vested immediately prior to the effective time of the Participant’s termination of employment. A Participant’s voluntary termination of employment, including a Participant’s Retirement or voluntary resignation, is not considered termination for Cause for purposes of vesting under this Section B2-6.3.

Article 7
Distributions

B2-7.1    Normal Form of Payment and Commencement. Except as otherwise provided in this Article 7, when a Participant Separates from Service for any reason, he shall be paid his vested benefit under this Plan in a single lump sum cash payment during the first quarter of the calendar year immediately following the year in which his Separation from Service occurs. The amount payable to the Participant shall be equal to the vested balance of the Participant’s Account as of the Valuation Date immediately preceding the date of distribution.
B2-7.2    Alternate Form of Payment Election. A Participant who does not wish to have his benefit under this Plan paid in a lump sum pursuant to Section B2-7.1 may elect on a Deferral Election Form to have the portion of his Account related to amounts deferred pursuant to the Deferral Election Form (and earnings thereon) distributed in five (5) annual installments, with the first payment commencing in the first quarter of the calendar year immediately following the year in which the Participant’s Separation from Service occurs. Each subsequent annual installment shall be paid during the first quarter of each of the subsequent four (4) calendar years.
B2-7.2.1    Procedure for Installment Election. A Participant’s election to receive installment payments of the portion of his Account described above in Section B2-7.2 shall be made on such forms, written or electronic, as may be provided by the Committee and shall not be effective until received and approved by the Committee by the relevant Election Date in accordance with Section 3.2. Each installment payment shall be determined based on the vested balance of such portion of the Participant’s Account as of the Valuation Date immediately preceding the date of payment.
B2-7.2.2    Cash-Out. Notwithstanding any elections by a Participant, effective on and after January 1, 2009, if the sum of a Participant’s vested Account balance under this Plan and any other account balance plan, as described in Treas. Reg. § 1.409A-1(c)(2)(i), is less than the applicable dollar amount under Code section 402(g)(1)(B) at the time of payment, the full vested Account balance shall be distributed in a lump sum payment during the first quarter of the calendar year immediately following the year in which his Separation from Service occurs, subject to the delay for Key Employee as set forth in Section B2-7.3.
B2-7.3    Key Employee Delay. Notwithstanding anything herein to the contrary, distributions may not be made to a Key Employee upon a Separation from Service before the date which is six (6) months after the date of the Key Employee’s Separation from Service (or, if earlier, the date of death of the Key Employee). Any payments that would otherwise be made during this period of delay shall be accumulated and paid in the seventh month following the Participant’s Separation from Service.
B2-7.4    In-Service Distribution Election. Unless the Committee announces otherwise for a Plan Year, a Participant may elect on a Deferral Election Form to have the portion of his

Account related to amounts deferred under such Deferral Election Form (and earnings thereon) paid to the Participant as of a Specified Date. The deferred amount subject to this election will be paid in a lump sum on the Designated Distribution Date, based on the value of the Participant’s vested sub-account which is to be distributed, as of the Valuation Date immediately preceding the date of such distribution.
B2-7.4.1    Filing with Committee. A Participant’s election for an in-service distribution pursuant to this Section B2-7.4 shall be a part of his Deferral Election Form and shall be filed with the Committee on or before the Election Date for the applicable Plan Year in accordance with Section 3.2. If a Participant should Separate from Service with the Company and its Affiliates before his Designated Distribution Date(s), any portion of his Account subject to an in-service distribution election pursuant to this Section B2-7.4 shall be paid in accordance with Sections B2-7.1 and B2-7.3.
B2-7.4.2    Sub-Account. The portion of a Participant’s Account to which an in-service distribution election applies pursuant to this Section B2-7.4 shall be maintained as a sub-account of the Participant’s Account unless all of the amounts deferred pursuant to this Plan are subject to an in-service distribution election with the same Designated Distribution Date. Amounts deferred and not subject to an in-service distribution election shall be distributed pursuant to Section B2-7.1 or B2-7.2.
B2-7.5    Subsequent Deferral Election. A Participant may make one or more subsequent elections to change the time or form of a distribution for a deferred amount in accordance with the procedures and distribution rules established by the Committee, but any change in the election shall be effective only if the following conditions are satisfied:
B2-7.5.1    The new election may not take effect until at least twelve (12) months after the date on which the new election is made;
B2-7.5.2    In the case of an election to change the time or form of a distribution under Section B2-7.1 (lump sum payment after Separation from Service), B2-7.2 (installments after Separation from Service), or B2-7.4 (in-service distribution), a distribution may not be made earlier than at least five (5) years from the date the distribution would have otherwise been made; and
B2-7.5.3    In the case of an election to change the time or form of an in-service distribution under Section B2-7.4, the election must be made at least twelve (12) months before the date the distribution is scheduled to be paid.
B2-7.6    Payment of Death Benefit. Notwithstanding any elections by the Participant or provisions of the Plan to the contrary, if a Participant dies at any time (including after his Separation from Service), the Committee shall authorize payment to the Participant’s Beneficiary of any vested benefits due under the Plan but not paid to the Participant prior to his death. Payment of the Participant’s vested Account balance shall be distributed to the Beneficiary in a lump sum payment in the first quarter of the calendar year immediately following the year of the

Participant’s death (provided that any payment that would occur before such calendar quarter shall be paid as scheduled).
B2-7.7    Disability. Notwithstanding any elections by a Participant or provisions of the Plan to the contrary, if a Participant becomes Disabled at any time, then his vested Account balance will be distributed to the Participant in a lump sum payment in the first quarter of the calendar year immediately following the year in which the Participant becomes Disabled (provided that any payment that would occur before such calendar quarter shall be paid as scheduled).
B2-7.8    Withdrawals for Unforeseeable Emergency. A Participant may withdraw all or any portion of his vested Account balance for an Unforeseeable Emergency. The amounts distributed with respect to an Unforeseeable Emergency may not exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship) or by cessation of deferrals under this Plan.
B2-7.8.1    Definition. “Unforeseeable Emergency” means, for this purpose, a severe financial hardship to a Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (as defined in Code section 152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.
B2-7.8.2    Participant Evidence. The Committee shall have the authority to require the Participant to provide such evidence as it deems necessary to determine whether distribution is warranted pursuant to this Section B2-7.8. The Committee shall use uniform and nondiscriminatory standards in reviewing any requests for distributions to meet an Unforeseeable Emergency. Amounts distributed under this Section B2-7.8 shall be deemed to reduce pro rata the deemed investment in each Investment Fund in the Participant’s Account.
B2-7.8.3    Accelerated Payments. A Participant who has commenced receiving installment payments pursuant to Section B2-7.2 shall receive an accelerated payment of such installments under this Section B2-7.8.3 to the extent such accelerated payment does not exceed the amount necessary to meet the Unforeseeable Emergency.
B2-7.9    Distribution of Mandatory Deferrals. Unless otherwise elected by a Participant in accordance with Section 3.2 and the procedures and distribution rules established by the Committee, the vested portion of each Mandatory Deferral shall be paid in a lump sum upon the earlier of: (a) the Specified Date for each Mandatory Deferral set forth in the Eligible Plan; or (b) the Participant’s Separation from Service. In the event the Participant’s Separation from Service occurs before any such Specified Date, the lump sum payment shall be made in the first quarter of the calendar year immediately following the year of the Participant’s Separation from Service, subject to the delay in payment for Key Employees as set forth in Section B2-7.3.
B2-7.10    Special One-Time Election. Notwithstanding any prior elections or Plan provisions to the contrary, a Participant who was an employee of the Company and its Affiliates (including on a paid leave of absence) may have made an election to receive all or a specified portion of his or her Account pursuant to Section B2-7.1, B2-7.2, or B2-7.4. Any such election must have become irrevocable on or before December 31, 2008 and must have been made in accordance with the procedures and distribution rules established by the Committee and the transition rules under Code section 409A.
B2-7.11    Pre-2005 Deferrals. Notwithstanding the foregoing, Part B1 of this Addendum B governs the distribution of amounts that were earned and vested (within the meaning of Code section 409A and regulations thereunder) under the Plan prior to 2005 (and earnings thereon) and are exempt from the requirements of Code section 409A.
B2-7.12    Effect of Taxation. If a portion of the Participant’s Account balance is includible in income under Code section 409A, such portion shall be distributed immediately to the Participant.
B2-7.13    Permitted Delays. Notwithstanding the foregoing, any payment to a Participant under the Plan shall be delayed upon the Committee’s reasonable anticipation that the making of the payment would violate Federal securities laws or other applicable law; provided that any payment delayed pursuant to this Section B2-7.13 shall be paid in accordance with Code section 409A on the earliest date on which the Company reasonably anticipates that the making of the payment will not cause a violation of Federal securities laws or other applicable law.
Article 9
Miscellaneous

B2-9.8    Right to Amend or Terminate Plan. The Company expects to continue this Plan indefinitely, but reserves the right to amend or discontinue the Plan should it deem such an amendment or discontinuance necessary or desirable. Any individual or entity who is authorized to amend or terminate the Truist Financial Corporation Non-Qualified Defined Contribution Plan under Article XIII thereof shall similarly be authorized on behalf of the Company to amend or discontinue this Plan. However, if the Company should amend or discontinue this Plan, the Company shall be liable for payment of any amounts deferred under this Plan and earnings thereon that have accrued and are vested as of the date of such action.
B2-9.8.1    Distribution of Accounts. If the Company terminates the Plan, distribution of balances in Accounts shall be made to Participants and Beneficiaries in the manner and at the time as provided in Article 7, unless the Company determines in its sole discretion that all such amounts shall be distributed upon termination in accordance with the requirements under Code section 409A.

B2-9.8.2    409A Requirements. Notwithstanding the foregoing, no amendment of the Plan shall apply to amounts that were earned and vested (within the meaning of Code section 409A and regulations thereunder) under the Plan prior to 2005, unless the amendment specifically provides that it applies to such amounts. The purpose of this restriction is to prevent a Plan amendment from resulting in an inadvertent “material modification” to amounts that are “grandfathered” and exempt from the requirements of Code section 409A.